                                                                Exhibit 10.5.3

                          ENGINEERING, PROCUREMENT AND
                              CONSTRUCTION CONTRACT

                              DATED OCTOBER 3, 2003

                                 BY AND BETWEEN

                             CONTACT ENERGY LIMITED

                                     "OWNER"

                                       AND

                               ORMAT PACIFIC INC.

                                  "CONTRACTOR"

                                     PAGE 1

                                       i

                                       ii

                                LIST OF SCHEDULES

         Schedule A                         Owner's Technical Requirements

         Schedule B                         Contractor's Technical Proposal

         Schedule C                         Milestone Payment Schedule

         Schedule D                         Performance Tests

         Schedule E                         Project Schedule

         Schedule F                         Warranty Procedures

         Schedule G                         ORMAT Industries Ltd. Guaranty

         Schedule H                         Form of Performance Bond

         Schedule I                         Cancellation Fee

         Schedule J                         Drawings

                                      iii

         This ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT is made and entered into this _____ the day of ____________, 2003 by and between Contact
Energy Limited, a New Zealand limited liability company with offices at
Wellington, New Zealand ("Owner") and ORMAT Pacific Inc., a Delaware corporation acting through its New Zealand branch with offices at Taupo, New Zealand
("Contractor").

                                    RECITALS

         A. Owner holds or will hold rights to use land at Wairakei, New
Zealand, and to use certain of the geothermal resource underlying the land, resource consents and certain other associated rights, consents, commitments and facilities necessary for the construction, testing, generation and maintenance of an 14.38 MW (net) geothermal power plant.

         B. Owner desires Contractor to design, engineer, procure, construct, fabricate, install, commission, start-up and test a new 14.38 MW (net)
geothermal power plant at Owner's site located in Wairakei, New Zealand.

         C. ORMAT Industries Ltd. has agreed to design, manufacture and supply certain equipment necessary for the construction of the geothermal power plant under the terms and conditions of the Supply Contract (as defined below) with
Owner entered into contemporaneously with this agreement.

         D. Contractor is willing to supply certain other equipment and perform the services set forth herein, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, the parties hereby agree as follows:

ARTICLE 1 - DEFINITIONS

         Unless the context otherwise requires, the following terms when used herein or in any Schedule hereof shall have the meanings set forth below:

         "APPLICATION SOFTWARE" means all application programs, whether in electronic read only devices or otherwise, including data and utilities designed, developed or created by or on behalf of Contractor to be installed and/or supplied as part of the Works and its associated documentation.

         "BANK BILL BID RATE" means the average New Zealand dollar 90 day bank bill bid rate (rounded upwards to the nearest second decimal place) as appearing at 11.00 am or as soon as practicable thereafter on the relevant day in
Wellington on page BKBM of the Reuters screen.

         "BASE DATE" means June 23, 2003.

         "BEST ENDEAVOURS" means that the party shall promptly and diligently use all the resources and take all steps available to it which a prudent, determined and reasonable person, acting in its own interests and with a genuine desire to achieve the intended outcome, would take.

         "BRINE RETURN TEMPERATURE" means the half-hourly arithmetic average of the temperature of the Geothermal Fluid measured every minute over a half hour period downstream of the Binary Plant at the Terminal Point where it is returned to the reinjection system.

         "BINARY PLANT" means the binary power plant and all related and ancillary work to be provided by Contractor and the Supplier, and taken over by
Owner under this EPC Contract as part of the Permanent Works.

         "CHANGE" means any change to the requirements or obligations of this
EPC Contract.

         "CHANGE IN LAW" means the enactment, adoption, promulgation, modification or repeal after the Base Date of any Law (except regarding taxation) or to the Designation or any Standard that establishes requirements adversely affecting Contractor's costs or schedule for performing the Work.

         "COMMENCEMENT DATE" means the date of this EPC Contract.

         "CONSENT" means any consent, permit, licence, approval or the like, including the Owner's Consents.

         "CONTRACTOR'S CHANGE" means a Change requested by the Contractor and agreed by Owner in terms of ARTICLE 8 (Changes).

         "CONTRACTOR'S EQUIPMENT" means all equipment, apparatus, machinery, vehicles and other things required for the execution and completion of the Works and the remedying of any defects, but excludes Temporary Works, Plant and
Permanent Works.

         "CONTRACTOR'S REPRESENTATIVE" means the person designated by Contractor pursuant to SECTION 19A.2 (Contractor's Representative) to act as its
representative.

         "CONTRACTOR'S TECHNICAL PROPOSAL" means Contractor's proposal for meeting the Owner's Technical Requirements, and comprises the Contractor's preliminary design and specification for the Binary Plant and Contractor's proposals generally for carrying out the Works as set forth in SCHEDULE B.

         "CORRECTED NET POWER OUTPUT" means the lowest of the Measured Net Power
Output results, as corrected for deviations from the Guarantee Conditions using the Correction Curves, of the six tests comprising a single Net Power Output
Performance Test as described in section 1.5.9 of EXHIBIT D (Performance Tests).

         "CORRECTED PRESSURE DROP" means the highest of the Measured Pressure
Drop results, as corrected for deviations from the Guarantee Conditions using the Correction Curves, of the six tests comprising a single Net Power Output
Performance Test as described in section 1.5.9 of EXHIBIT D (Performance Tests).

         "CORRECTION CURVES" means the curves and mathematical formulae set forth in SCHEDULE D (Tests) and used for the purposes of calculating the
Corrected Net Power Output and the Corrected Pressure Drop.

         "COST" means all expenditure necessarily, reasonably, properly and actually incurred (or to be incurred) by Contractor, whether on or off the Site, excluding any allowance for overhead, margin, profit and similar charges.
Overhead for these purposes

means expenses required for the general overall running of Contractor's business, including administrative, financial and office expenses and supervision.

         "DAY" means a calendar day.

         "DEFAULT RATE" means, in any month, the Bank Bill Bid Rate appearing on the first business day of the month (namely the first day of the month in which banks in Wellington are ordinarily open for business) plus three percent per annum, calculated daily and capitalised monthly.

         "DEFECTS CORRECTION PERIOD" means the period referred to in SUBSECTION
11.2.1.

         "DESIGN RANGE" means the design range of operating conditions for the
Binary Plant as set forth in section 1.3.1 of SCHEDULE A (Owner's Technical
Requirements).

         "DESIGN AND OTHER INFORMATION" means the documents specified in
SUBSECTION 9.4.1.

         "DESIGNATION" means the Taupo District Council's designation for road under the Resource Management Act 1991 and relevant accompanying conditions relating to the ETA, as described section 1.3.2(v) and Exhibit B9 of SCHEDULE A
(Owner's Technical Requirements).

         "DISPUTE" means any dispute or difference of any kind whatsoever which shall arise between Owner and Contractor in connection with or arising out of this EPC Contract (including without limitation any disputes or differences concerning the terms of the Supply Contract) or the carrying out of the Works, including any dispute or difference as to any instruction, order, direction, certificate or valuation by the Owner's Representative, whether during the progress of the Works or after its completion and whether before or after the termination, abandonment or breach of this EPC Contract.

         "DOCUMENT" means:(a) any writing on any material; (b) any information recorded or stored by whatever means including electronically or on tape; and
(c) sound recordings and visual recordings (including photographs and films).

         "DRAFT AS-BUILT DRAWINGS" means markups (through hand interlineations or other similar means) of Contractor's major construction drawings for the
Binary Plant marked to show as-built details of control and electrical systems and approximate locations of other material components of the Binary Plant that are reasonably relevant to the operation and maintenance of the Binary Plant.

         "DRAWINGS" means the drawings in SCHEDULE A (Owner's Technical
Requirements), SCHEDULE B (Contractor's Technical Proposal), SCHEDULE J
(Drawings) and such other major drawings related to the Works provided by
Contractor to Owner under this EPC Contract.

         "FAIL SAFE" means a feature which ensures that the absence of any critical control or safety component, system, signal or function will not result in any unsafe condition.

         "EPC CONTRACT" means this Engineering, Procurement and Construction
Contract together with the Schedules attached hereto, which shall, taken as a whole, define the rights and obligations of the parties hereunder.

         "EPC CONTRACT PRICE" means the total firm fixed lump sum price, payable to Contractor by Owner as set forth in SECTION 6.1 hereof and as adjusted pursuant to the provisions of this EPC Contract.

         "EQUIPMENT" means the equipment that is to be provided by Supplier to
Owner pursuant to the Supply Contract.

         "ETA" means the Eastern Taupo Arterial Highway to be constructed by the
Taupo District Council and Transit New Zealand, part of which is to run through the Wairakei Station and close to and/or through parts of Site 3 and Site 4.

         "FINAL ACCEPTANCE" means satisfaction by Contractor or waiver by Owner of the conditions set forth in SUBSECTION 11.2.6, which will occur on the date specified in the Final Acceptance Certificate.

         "FINAL ACCEPTANCE CERTIFICATE" means the certificate issued under
SUBSECTION 11.2.6.

         "FORCE MAJEURE" shall have the meaning assigned to that term in ARTICLE
22.

         "GEOTHERMAL FLUID" means the geothermal brine to be supplied at the
Geothermal Fluid Terminal Point in accordance with the interface data set forth in section 1.3.1 of SCHEDULE A (Owner's Technical Requirements).

         "GEOTHERMAL FLUID TERMINAL POINT" means the Geothermal Fluid interface point defined in section 1.2.3 and Exhibit A2 of SCHEDULE A (Owner's Technical
Requirements).

         "GEOTHERMAL GROUP CONTROL ROOM" or "GGC" means Owner's existing control room which forms part of the Wairakei Station and which contains control facilities and personnel for operation and management of Owner's geothermal power stations and associated facilities.

         "GRID" means the transmission network including related substations currently owned and operated by Transpower.

         "GST" means Zealand Goods and Services Tax pursuant to the Goods and
Services Tax Act 1985.

         "GUARANTEE CONDITIONS" means the conditions and parameters in section
1.3.4 of SCHEDULE A (Owner's Technical Requirements).

         "GUARANTEED NET POWER OUTPUT" means 14,380 kW being the minimum net amount of power measured in kW produced by the Binary Plant at Guarantee
Conditions measured at the plant's revenue meters when all the Binary Plant's auxiliaries are operating as normal with no supplementary power supply.

         "GUARANTEED PRESSURE DROP" means 2.2 barg being the maximum brine system pressure drop across the Binary Plant as measured at the applicable
Terminal Points for Geothermal Fluid supply and return at Guarantee Conditions.

         "HAZOP REVIEW" (otherwise known as a hazard and operating review) means a formal, systematic examination of the design for the Binary Plant and interconnected

systems to identify matters which could lead to hazards, operability problems, nuisances or environmental harm in respect of the Binary Plant, Wairakei Station or their surroundings.

         "INDUSTRY ARRANGEMENTS" means the applicable electricity industry arrangements and includes:

         (a)  the New Zealand Electricity Market rules, the Metering and
              Reconciliation Information Agreement, and the Multilateral
              Agreement on Common Quality Standards; or

         (b)  the electricity rulebook governed by an electricity governance board established by electricity industry participants (to the extent such rulebook supersedes the arrangements in paragraph
              (a)); or

         (c)  industry rules made by an Electricity Governance Board established under the Electricity Act 1992 (to the extent such rules supersede the arrangements in paragraph (a)).

         "INTELLECTUAL PROPERTY RIGHTS" means any right to, and any interest in, any patent, design, trade mark, copyright, trade secret and any other proprietary right or form of intellectual property (protectable by registration or not) in respect of any know-how, technology, concept, idea, data, program or other software (including in source and object codes), specification, formula, drawing, programme, design, system, process, logo, mark, style or other thing, conceived, used, developed or produced by any person.

         "KW" means kilowatts.

         "LAW" means statutes, regulations, codes, consents, ordinances, district and regional plan requirements, grid operator standards and codes, permits, rules, orders, judicial and administrative decisions and interpretations to the extent they have jurisdiction on performance of the Works under this EPC Contract, including Transpower's "Connection Policy" or substitute or equivalent document from time to time, the "Asset Owner
Performance Obligations" (AOPO), Transpower's requirements as owner and operator of the Grid and the Industry Arrangements.

         "LOCAL CONTROL ROOM" means the HMI control room for the operation of the Binary Plant which is to be designed and constructed by Contractor and to be located adjacent to the Binary Plant.

         "MEASURED NET POWER OUTPUT" means net amount of power in kW produced by the Binary Plant measured at the Binary Plant's revenue meters when all the
Binary Plant's auxiliaries are operating as normal with no supplementary power supply.

         "MEASURED PRESSURE DROP" means the brine system pressure drop across the Binary Plant measured at the Terminal Points for supply and return of
Geothermal Fluid.

         "MILESTONE" means the completion of a discrete part of the Works or the occurrence of an event identified as such in the Milestone Payment Schedule.

         "MILESTONE PAYMENT SCHEDULE" means the milestone payment schedule for payment of the EPC Contract Price, as set forth in SCHEDULE C.

         "MW" means megawatts.

         "OPERATING CONSUMABLES" means electric power, working fluid, water, chemicals, lubricants, filters, lamps, light bulbs and other consumable materials used to construct, commission, test and operate the Binary Plant.

         "OPERATING PERSONNEL" means the Owner's Personnel hired by Owner to operate the Binary Plant and to be trained by Contractor under SECTION 3.1(O).

         "OWNER'S CHANGE" means a Change requested by Owner and agreed by
Contractor in terms of ARTICLE 8 (Changes) or other Change or event designated as an Owner's Change in this EPC Contract.

         "OWNER'S CONSENTS" means the Consents obtained or to be obtained by
Owner for the Works identified in SCHEDULE A (Owner's Technical Requirements).

         "OWNER'S PERSONNEL" means the staff, labour and other employees of
Owner, including the Owner's Representative, and any other personnel notified to
Contractor by Owner from time to time.

         "OWNER'S PLANNED OUTAGE SCHEDULE" means Owner's schedule of planned outages of the Wairakei Station, as updated and provided by the Owner to the
Contractor from time to time.

         "OWNER'S REPRESENTATIVE" means the person designated by Owner to act as its representative in all respects to this EPC Contract under SECTION 4.1(H) and having the powers contained in SECTION 4.2.

         "OWNER'S TECHNICAL REQUIREMENTS" means the purpose, scope, design, performance expectations and other technical criteria for the Works specified in
SCHEDULE A.

         "PERFORMANCE GUARANTEES" means Guaranteed Net Power Output, Guaranteed
Pressure Drop and the performance guarantees for reliability for the Binary
Plant set forth in SCHEDULE D (Performance Tests).

         "PERFORMANCE TESTS" means the handling trials, Net Power Output and
Pressure Drop tests, and Reliability Run set out in SCHEDULE D (Performance
Tests) to demonstrate that the Binary Plant meets the Performance Guarantees.

         "PLANT" means all materials, supplies, apparatus, machinery, parts, tools, components, spares, appliances, vehicles and appurtenances intended to form or forming part of the Permanent Works.

         "PERMANENT WORKS" means the permanent works to be designed, specified, procured, manufactured, assembled, installed, tested, completed, commissioned and repaired by Contractor in accordance with this EPC Contract, and includes the Binary Plant and all related and ancillary work identified in or to be reasonably inferred as being within the work required of the Contractor under this EPC Contract.

         "POST-TAKE OVER WORKS" means the Works described in SECTION 7.9
(Post-Take Over Works).

         "PROJECT SCHEDULE" means the completion schedule for the Plant set forth in SCHEDULE F and as it may be amended from time to time as set forth in
SECTION 3.8 (Project Schedule).

         "PROPRIETARY SOFTWARE" means all computer programs, whether in electronic read only devices or otherwise, including operating systems, data and utilities, supplied without modification by a third party software publishing house (not employed in any capacity to develop application software for the
Works) as standard proprietary software available on standard licence terms and conditions, to be installed and/or supplied as part of the Works and its associated documentation.

         "PUNCHLIST" means a list of minor incomplete or defective items which remain to be completed, prepared in accordance with SECTION 7.1 (Readiness for commissioning) and SECTION 7.2(A)(C) (Take Over).

         "RELIABILITY RUN" means the reliability run test described in paragraph
1.5.12 of SCHEDULE D (Performance Tests) to establish that the Binary Plant can run reliability for a minimum period of 21 consecutive days.

         "SCHEDULED TAKE OVER DATE" means the date by which the Binary Plant is required to achieve Take Over, which shall be the later of (a) June 20, 2005 and
(b) such later date as may be established in accordance with SECTION 5.1.

         "SITE" means the site on which the Permanent Works will be located, which is on land more specifically described in section 1.1.3 and 1.1.5 of
SCHEDULE A (Owner's Technical Requirements).

         "SITE 3" means:

         (a)  the cross hatched area labelled "Site 3" as shown on Site Drawing
              WRK0262 in exhibit A3 of SCHEDULE A (Owner's Technical
              Requirements) and

         (b)  the hatched areas labelled "Construction/Laydown Area" shown on
              Site Drawing WRK0262 in exhibit A3 of SCHEDULE A (Owner's
              Technical

                                       10

              Requirements) together with such additional areas as may, from time to time, be designated by Owner by notice to Contractor for
              Contractor's use.

         "SITE 4" means the hatched area labelled "Site 4" shown on Site Drawing
WRK 0262 in exhibit A3 of SCHEDULE A (Owner's Technical Requirements)) together with such additional areas as may, from time to time, be designated by Owner by notice to Contractor for Contractor's use. The hatched area labelled "Site 4"
includes the construction/laydown area allocation for Site 4.

         "SOFTWARE" means all computer programs, whether in electronic read only devices or otherwise, including Application Software, Proprietary Software, operating systems, data and utilities and any other software which is not included in Application Software or Proprietary Software installed and/or supplied as part of the Works, and its associated documentation (including user manuals).

         "STANDARD" means any technical standard, code of practice, specification, rule, industry certification requirement, the Industry
Arrangements or the like relevant to the Works, including those specified in the
Schedules.

         "STATION CONTROLLER" means the individual whom is controller of the
Wairakei Station from time to time or his or her authorised representative notified by Owner to Contractor from time to time.

         "SUBCONTRACTOR" means any party (other than Contractor's employees)
engaged by Contractor to perform any of the services or supply any item of goods or material pursuant to this EPC Contract.

         "SUPPLIER" means ORMAT Industries Ltd., an Israeli corporation.

         "SUPPLY CONTRACT" means the Supply Contract of even date herewith, together with the Schedules attached thereto, by and between Supplier and Owner, as the same may be amended from time to time, under which, among other things,
Supplier is providing the Equipment and services to Owner for use in connection with the development, construction, start-up, testing, commissioning and completion of the Permanent Works.

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         "TAKE OVER" means satisfaction by Contractor or waiver by Owner of the conditions set forth in SECTION 7.2 (Take Over) and the taking over by Owner of the Binary Plant, which will occur on the date specified in the Take Over
Certificate or the deemed Take Over pursuant to SECTION 7.5 (Delayed Tests).

         "TAKE OVER CERTIFICATE" means the certificate issued under SECTION 7.3
(Request for Take Over Certificate).

         "TEMPORARY WORKS" means all temporary works of every kind required for the carrying out of the Works but not forming part of the Permanent Works.

         "TERMINAL POINT" means a location where Contractor connects certain elements of the Permanent Works provided under this EPC Contract to Owner's existing plant and equipment forming part of Wairakei Station. All Terminal
Points are defined in paragraph 1.2.3 and Exhibit A2 of SCHEDULE A (Owner's
Technical Requirements).

         "THIRD PARTY" means any neighbour, statutory or regulatory authority, or other individual, and/or body which is either provided with goods or services by Owner or is affected or influenced by Owner's activities. Third Parties include but are not limited to Taupo District Council, Transit New Zealand, Her
Majesty the Queen acting by and through the Commissioner of Crown Lands,
Transpower, Hawke's Bay Network Limited, the Prawn Farm, Huka Jet, NETCOR and
the Wairakei Tourist Hotel.

         "TRANSPOWER" means Transpower New Zealand Limited, or such other owner/s and/or body/bodies appointed to operate or control the Grid.

         "WAIRAKEI STATION" means Owner's land and improvements in the vicinity of the Site, including the existing geothermal power station, the GGC, the steamfield and all associated facilities (including services provided to Third
Parties).

         "WORKS" means all work which Contractor is required to carry out under this EPC Contract including the provision of all material, goods, things and services which are the responsibility of Contractor under this EPC Contract, including all things of a permanent or temporary nature necessary for the works and whether stated or reasonably implied as being within the work required of the Contractor under this EPC Contract including,

                                       12

without limitation, the design, engineering, and procurement construction of a
14.38 MW (net) binary power plant on the Site in accordance with this EPC
Contract and the administration of the Supply Contract and dealing with the
Equipment to be supplied under the Supply Contract as provided herein.

         "YEAR" means 365 days.

ARTICLE 2 - EPC CONTRACT DOCUMENTS

         2.1      DOCUMENTS INCLUDED

         This EPC Contract shall include the documents listed below, which are hereby incorporated herein by reference and which, in the event of conflict, are to be interpreted in accordance with the priority listed below.

         o   These Terms and Conditions

         o   the Owner's Technical Requirements

         o   the other Schedules

         o   any other documents forming part of this EPC Contract.

ARTICLE 3 - CONTRACTOR RESPONSIBILITIES

         3.1      GENERAL RESPONSIBILITIES

         Except as provided elsewhere in this EPC Contract, Contractor shall:

                  (a) Perform, or cause to be performed the Works, including providing all labour, materials, tools, supplies, Temporary Works, Contractor's
Equipment, documents, Operating Consumables, equipment, transportation, engineering, insurance, technical services and all other things and services necessary and required to satisfactorily design, engineer, procure, construct, install, commission, start up and test the Binary Plant, including verification of the adequacy of the specification of the Equipment, and rectify any defects in the Binary Plant all in accordance with the requirements of this EPC
Contract.

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                  (b) Provide personnel necessary for commissioning, start-up and performance testing of the Permanent Works as described herein.

                  (c) Prosecute the Works continuously and diligently in
accordance with the Project Schedule (including achievement of Take Over as provided in SECTION 7.2 (Take Over) by the Scheduled Take Over Date), using qualified and competent personnel, and complete the Works in accordance with good design and engineering practice and prudent electrical and mechanical engineering and in accordance with the provisions of this EPC Contract.

                  (d) Ensure that when completed, the Works (and the Equipment)
are fit for the purposes for which the Works (and the Equipment) are intended namely the provision to Owner of a 14.38 MW (net, at Guarantee Conditions)
binary plant capable to operate safely and lawfully on the Site using
Owner-supplied Geothermal Fluid meeting the Design Range and capable of dispatching electricity to the Grid interface with the Wairakei Station all in accordance with the requirements set out in SCHEDULE A (Owner's Technical
Requirements).

                  (e) Rectify defects in the Works as soon as practicable during the Defects  Correction  Period in accordance with SUBSECTION 11.12.3 (Defects
Warranty); and

                  (f) Monitor on behalf of Owner as authorized in the Supply
Contract the manufacture and delivery of the Equipment by Supplier, arrange for complete handling of all goods and material supplied under this EPC Contract and for the Equipment after delivery under the Supply Contract including, but not limited to inspection, expediting, shipping, unloading, receiving, customs clearance and customs claims. In connection herewith, Owner hereby grants to
Contractor the authority to administer the Supply Contract and Contractor agrees to administer the Supply Contract and to enforce on behalf of Owner the
Supplier's obligations there under, and Contractor shall administer the Supply
Contract in the same way as if the Supplier was a Subcontractor under this EPC
Contract. As between Owner and Contractor, Contractor shall be responsible for its acts or omissions in relation to its administration of the Supply

                                       14

Contract, and shall be responsible for enforcing and obtaining performance by the Supplier of Supplier's obligations under the Supply Contract.

                  (g) Commission, start-up and performance test the Permanent
Works in  accordance  with the Performance Tests.

                  (h) Comply in all material respects with all applicable
Standards (including those described in SCHEDULE A (Owner's Technical
Requirements) and SCHEDULE B (Contractor's Technical Proposal) and with all applicable Laws and Consents, relating to the Plant and the performance of the
Works and be responsible for the adequacy and safety of all Site operations and of all methods of construction.

                  (i) Procure all Consents required for the Works, other than the Owner's Consents, and comply in all material respects with all Consents.
Contractor shall not, without Owner's approval, seek to vary or modify any of the Owner's Consents or any of the conditions attaching to them, or to obtain any Consent which is inconsistent in any respect with any of the Owner's
Consents or communicate with consent authorities in relation to the Owner's
Consents. If it appears that any Consent that Contractor is in the process of obtaining may be issued subject to conditions that will affect the ability of
Contractor to comply with any of its obligations under this EPC Contract including on Owner's ability to lawfully and conveniently use the Binary Plant and/or the Wairakei Station, Contractor must notify Owner as soon as reasonably practicable to enable Owner, if Owner elects, to confer with the authorities regarding such possible conditions. Such action by Owner shall not relieve
Contractor of any of its obligations under this EPC Contract.

                  (j) complete the Works so the Binary Plant:

                           (i)      is capable of being  operated in all modes
within the Design  Range in  compliance with the Consents; and

                           (ii)     will not hinder or interfere  with the
ability of the Wairakei  Station to operate in accordance with the resource
Consents or other statutory or regulatory Consents applicable to the Wairakei
Station and in force at the Base Date.

                                       15

                  (k) If Contractor becomes aware that an act or omission of
Contractor related to the Works is, or is likely to breach any applicable Law, or result in any fine, sanction or enforcement action (whether under the
Resource Management Act 1991 or any other law), then Contractor shall immediately notify Owner and Owner may, in its reasonable discretion and without relieving the Contractor of any responsibility in respect of that event issue instructions to Contractor as it reasonably considers appropriate to mitigate the risk identified and Contractor shall comply with such instructions issued by
Owner at the expense in all respects of Contractor.

                  (l) Provide all temporary and permanent construction
materials, equipment and supplies necessary for commissioning and testing of the
Permanent Works until Take Over.

                  (m) Pay for construction utilities (electricity only) required to achieve Take Over except for any initial connection and disconnection costs.

                  (n) Train up to 25 operating and maintenance personnel, of whom up to 5 are senior personnel, designated by Owner at the Site over the time periods identified in SECTION 4.1(I) and during the commissioning and start-up phase of the Binary Plant construction. Such training shall be in conjunction with the normal commissioning and start-up activities employed by Contractor.
Each person designated for training by Owner shall be a qualified for their role at the site and shall not be deemed employees or Subcontractors of Contractor.
Training shall be conducted as described in section 1.12 of SCHEDULE A (Owner's
Technical Requirements).

                  (o) Have a quality system/s that meets the requirements of the
ISO9000 series of standards or equivalent in relation to the Works, provide copies and details of that system/s to Owner upon request from time to time and for review and acceptability prior to Take Over, ensure compliance by all
Subcontractors with the quality system/s, and implement a system/s that ensures traceability of all critical parts and components of the supplied Plant and equipment and the associated quality records.

                                       16

                  (p) Prepare detailed monthly progress reports on progress of the Works for the period ended on the last day of the previous month to Owner as reasonably required by Owner. Such reports shall include without limitation:

                           (i) all work achieved during the preceding month
including Milestones achieved;

                           (ii) any significant events or achievements in the
Works including the results of any tests;

                           (iii) significant events planned for the following
month;

                           (iv) progress of the Works against programme,
identifying any actual or potential slips in progress against programme and the likelihood that Take Over will be achieved by the Scheduled Take Over Date;

                           (v) means of rectifying any delay;

                           (vi) any notices of non-conformance and the extent to
which there is any outstanding non-conformance.

                  (q) Provide special tools, and operating and commissioning supplies which are required for commissioning, start-up, and performance testing of the Permanent Works until Take Over.

                  (r) Not less than six (6) months prior to the Scheduled Take
Over Date, provide to Owner draft operation and maintenance manuals (which shall incorporate the manuals of the Equipment) and prior to Take Over, provide at least two (2) copies of job books, operation and maintenance manuals (which shall incorporate manuals of the Equipment), operating data and Draft As-Built
Drawings to Owner in a sufficient state of completion and containing sufficient detail to enable Owner to operate and maintain the Binary Plant properly, safely, lawfully and without hindrance and without reliance in any way on
Contractor and not later than six (6) months after Take Over, provide to Owner four copies of the final operation and maintenance manuals (which shall incorporate

                                       17

manuals of the Equipment), operating data and detailed as-built Drawings and specifications.

                  (s) Exercise, in the design and specification of the Works and the verification of the adequacy of the specifications of the Equipment, and generally in connection with Contractor's responsibilities under this EPC
Contract the skill and care to be expected of a qualified and competent designer, engineer and contractor experienced in work of similar nature and scope as the Binary Plant.

                  (t) Design, install, construct, commission, test and complete the Binary Plant using proven up to date good practices and which are consistent with the provisions of the Supply Contract and this EPC Contract.

                  (v) At Owner's request, at any reasonable time up to Take
Over, Contractor shall participate in the conceptual design review and in the subsequent Site located dedicated design review with Owner's Personnel regarding the design of the means of integrating the Binary Plant with Owner's existing
Wairakei Station HMI system, and provide at the Site one control engineer for a period of up to one week in the 12 months following Take Over to assist and advise Owner regarding Owner's coordination and integration of the Binary Plant with the existing Wairakei Station HMI system.

         3.2      EMERGENCIES

         In emergencies affecting the safety or protection of persons or the
Work, Contractor, without special instruction or authorization from Owner, may take all reasonable actions to prevent such threatened damage, injury, or loss.
This provision is not intended to limit Contractor's rights under any other provisions hereof, including, without limitation, ARTICLE 8 (Changes).

         3.3      HEALTH AND SAFETY IN EMPLOYMENT ACT ("HSEA")

                  3.3.1 Contractor warrants to Owner that during Contractor's activity on the Site, up to and including Take Over of the Binary Plant,
Contractor shall ensure that no act or omission by Contractor:

                                       18

                           (a) in contravention of the HSEA causes a significant
hazard, harm or serious harm to any employee of Contractor or any person at or in the immediate vicinity of the Site; or

                           (b) is a breach of any duty or obligation of
Contractor under the HSEA; or

                           (c) does or is likely to give rise to the issue of an
improvement or prohibition notice, enforcement proceedings or a prosecution under the HSEA against Owner, Contractor, or the Subcontractor.

The words and phrases used in this clause shall have the same meaning as is ascribed to them in the HSEA.

                  3.3.2 Contractor undertakes that before a Subcontractor
commences work on the Site Contractor shall obtain similar warranties as those stated in SUBSECTION 3.3.1 from that Subcontractor in relation to the subcontracted Work.

                  3.3.3 Contractor shall indemnify and keep indemnified Owner from all costs, damages, fines, penalties and expense incurred or suffered by
Owner in respect of any breach of the HSEA and/or conviction or proceedings instigated against Owner pursuant to the HSEA directly or indirectly related to a breach by Contractor of any of the warranties set out in SUBSECTION 3.3.1.

                  3.3.4 If Contractor becomes aware that it is or may be in
breach, or is likely to be in breach of any of the warranties in SUBSECTION
3.3.1 or any Subcontractor is or may be in breach of or is likely to breach the matters set out in the agreement between Contractor and Subcontractors pursuant to SUBSECTION 3.3.2, then Contractor shall immediately notify Owner of such a breach or anticipated breach and, in relation to any breach or anticipated breach in relation to any of the Work or subcontracted Work, Contractor shall consult with the Owner's Representative to avoid, remedy or mitigate such breach or anticipated breach.

                  3.3.5 Contractor, pursuant to the warranties given in
SUBSECTION 3.3.1, shall have regard to the contents of the safety programme agreed

                                       19

between Owner and Contractor in accordance with SCHEDULE A (Owner's Technical
Requirements). The safety plan submitted shall meet the requirements of HSEA and any other applicable Laws, be suitable for the conditions of the Site, the
Works, the Wairakei Station and be consistent with Owner's site and safety rules. A copy of the agreed safety programme shall be kept at the office of
Contractor.

                  3.3.6 Contractor shall nominate a safety officer who shall be approved by Owner, which approval shall not be unreasonably withheld, to be responsible for the safety at the Site and in respect of Contractor's operations in the Wairakei Station, and such officer shall be available or be represented by a designee on the Site during business hours after the commencement of the
Works at the Site and on call after hours.

                  3.3.7 If Contractor fails to comply with the obligations set out in this clause, Owner may require Contractor to suspend the Works until the failure is rectified. In the event of such suspension Contractor shall comply with its obligations under ARTICLE 20 (Suspension) but Contractor shall not be entitled to any extension of time under SECTION 5.1 (Extension of Time) or otherwise, payment of any costs (including Cost) or any adjustment of the EPC
Contract Price as a result of such suspension.

                  3.3.8 Contractor shall ensure that all its employees and
Subcontractors that will be working in the Wairakei Station:

                  (i)  attend the local induction course and receive training on Owner's safety procedures;

                  (ii) are advised of any revision to Owner's safety
                       procedures that are provided to Contractor;

                 (iii) comply at all times with Owner's safety procedures;
                       and

                  (iv) request clarification of any of Owner's safety
                       procedures, including all access authorisations, that
                       they do not understand.

                                       20

If Owner reasonably considers any person employed by Contractor or any
Subcontractor is not complying with Owner's site safety procedures, Owner may, or may require Contractor to, remove that person from the Wairakei Station.

         3.4      PROJECT REPRESENTATION

         Contractor has reviewed the provisions of the Supply Contract and warrants that the combination of the Works and the Equipment are adequate so that the Permanent Works, when completed in accordance with this EPC Contract, will meet the Owner's Technical Requirements.

         3.5      ACCESS CONDITIONS

         (a) Contractor shall have investigated and satisfied itself as to the suitability and availability of access routes to the Site and the Wairakei
Station.

         (b) Where Contractor wishes to have other access or intrusion onto or over land adjoining either the Site or the Wairakei Station, then arrangements must be made by Contractor and such access or intrusion will be entirely at
Contractor's risk and cost. Contractor shall keep Owner informed in respect of negotiations for any such arrangements and Owner's consent shall be required for any such arrangements (which consent shall not be unreasonably withheld).

         3.6      CONDITIONS AFFECTING THE CARRYING OUT OF THE WORKS

         (a)      Contractor shall be deemed to have:

                  (i)      inspected the Site and surrounding locations,
                           including surface conditions to the extent a
                           qualified and competent designer, engineer, and
                           contractor experienced in works in similar nature and
                           scope as the Binary Plant would have; and

                  (ii)     familiarised and satisfied itself with respect to:

                           (1)      the nature of the Works and the areas where
                                    the Works is to be carried out;

                                       21

                           (2)      the Designation and the effect that it will
                                    have on the Wairakei Station, the Site and
                                    the Works;

                           (3)      the general and local conditions with
                                    respect to weather, environment,
                                    transportation, access, waste disposal, lay
                                    down areas, handling and storage of
                                    materials and residue, availability and
                                    conditions of roads, climatic conditions and
                                    seasons, surface physical conditions at the
                                    Site, the Wairakei Station and the
                                    surrounding area;

                           (4)      the location of all pipes, cables, utilities
                                    works and similar  hazards on or about the
                                    Site, the Wairakei Station and the
                                    surrounding area; and

                           (5)      hydrological and geotechnical matters as
                                    identified in Site hydrological and
                                    geotechnical  studies which may affect the
                                    carrying out of the Works,

                  in existence at or before the Commencement Date and to have taken all such matters into account in the EPC Contract Price such as qualified and competent designer, engineer, and
                  contractor experienced in works in similar nature and scope as the Binary Plant would have.

         (b) Except as otherwise expressly provided for in clause (c) below and elsewhere in this EPC Contract, Contractor shall not be entitled to an extension of time under SECTION 5.1 (Extension of Time) or otherwise, payment of any costs
(including Cost) or to any adjustment of the EPC Contract Price as a result of any unforeseen difficulties or costs.

         (c) Notwithstanding clauses (a) and (b), Contractor shall have no responsibility for, and shall be entitled to an Owner's Change under ARTICLE 8
(Changes) for, any material delays or costs resulting from the discovery of subsurface conditions being materially different from that ordinarily and reasonably expected at the Site, including load bearing of the subsoil being materially less than one would ordinarily and reasonably expect in the locality of the Site, or for unforeseen obstructions, or for the

                                       22

presence of any hazardous materials, or from any material inaccuracy in any material designs, drawings or other information provided by Owner; provided, however, that if such event would also constitutes an event of Force Majeure then Owner may elect to not proceed with the Owner's Change in having Contractor remedy the consequences of such event and instead deal with impact of such event in accordance with the provisions of ARTICLE 22 (Force Majeure). For the avoidance of doubt, based upon the September 26, 2003 geotech study of the Site provided by Owner, Supplier and Owner acknowledge that Site ground stabilization work (e.g., pilings) is required to remedy the soil and subsurface conditions identified in that report and that such Works will be performed by Contractor as an Owner's Change to be implemented pursuant to ARTICLE 8 (Changes) (except that
Contractor notes that there will be no change to the Scheduled Take Over Date)
on an open book basis (both as to Costs and scope of work) with Owner paying
Contractor its Costs for such Works plus 10% plus GST in accordance with SECTION
8.5 (Adjustments), which amounts shall be in addition to the EPC Contract Price specified in SECTION 6.1 (EPC Contract Price).

         3.7      [INTENTIONALLY OMITTED]

         3.8      PROJECT SCHEDULE

         (a) Contractor shall maintain the relationship between progress and payment established by Contractor's draft Project Schedule contained in SCHEDULE
E (Project Schedule) and the Milestone Payment Schedule contained in SCHEDULE C
(Milestone Payment Schedule).

         (b) At the end of the first month after the date of this EPC Contract and monthly after that, Contractor shall submit to Owner in terms of SECTION 9.4
(Design and other Information Review) a three month rolling Project Schedule detailing the work to be carried out during the following three months. The initial updated Project Schedule shall reflect the Scheduled Take Over Date and other dates specified in this EPC Contract. In addition, all Project Schedule updates shall, without limitation, show significant events for the following three months, reflect the timing of Contractor's planned interfaces with the various interface points identified in SCHEDULE A (Owner's Technical
Requirements), demonstrate how any delay is to be recovered and show activities for rectifying any

                                       23

defects and addressing any relevant matters raised in Contractor's monthly progress report under SECTION 3.1(P).

         (c)      In the event that:

                  (i)   the Scheduled Take Over Date is extended in terms of
                  SECTION 5.1 (Extension of Time) or

                  (ii)  Owner instructs an Owner's Change in terms of ARTICLE 8
                  (Changes); or

                  (iii) Contractor or Owner considers for any reason that there is or will be a significant deviation between the actual or anticipated progress of the Works and the Project Schedule,

Contractor shall submit a further Project Schedule to Owner (subject, with respect to schedule issues arising out of clause (iii) above, to review by Owner pursuant to SECTION 9.4 (Design and Other Information)) revised to take account of such circumstance. Such revised Project Schedule shall identify the likely dates upon which the Project Works will be completed, Milestones achieved and how Contractor proposes to achieve Take Over in terms of Section 7.2 (Take Over)
by the Scheduled Take Over Date.

         3.9      HAZOP REVIEW

         (a)      Contractor shall:

                  (i)      conduct a Hazop Review after the conceptual design
                           and layout stage, and before the issue of process and
                           instrumentation diagrams and single line drawings for
                           construction;

                  (ii)     engage appropriately qualified third parties to:

                           (1)      train  personnel  participating  in the
                                    Hazop Review in the methodology of a Hazop
                                    Review; and

                           (2)      facilitate the Hazop Review;

                                       24

         (b) Owner will make available, at its cost and in good time as required to permit Contractor to proceed with the Hazop Review in accordance with the
Project Schedule, appropriate Owner's Personnel to participate in the training in the Hazop Review methodology and in the Hazop Review. Contractor shall bear all other costs of the Hazop Review and shall make any changes in design identified by the Hazop Review as being required.

         (c) The participation of the Owner's Personnel in terms of this SECTION
3.9 shall under no circumstances give rise to an entitlement to Cost, an adjustment to the EPC Contract Price or the extension of time under ARTICLE 5
(Extension of Time) or otherwise, nor shall it give rise to any entitlement to a
Change.

         3.10     INFORMATION TO BE SUPPLIED BY CONTRACTOR

         (a) Contractor shall keep Owner informed, as reasonably required by
Owner, on matters relating to the Works.

         (b) Until issue of the Take Over Certificate, Contractor shall promptly answer all enquiries reasonably made by and received from Owner, and thereafter through Final Acceptance use reasonable endeavors to assist Owner in any matter which may affect the operation and maintenance of the Binary Plant, if requested to do so by Owner, and at the reasonable cost of Owner unless such matter is part of the Works.

         3.11     RETENTION OF DOCUMENTS AND INSPECTION

         (a) Contractor shall ensure that adequate records are kept to verify that the Works are being carried out in accordance with this EPC Contract, including in accordance with all applicable Laws, Consents and Standards.

         (b) Contractor shall maintain on the Site until Take Over all material documents in relation to the carrying out of the Works. In addition, Contractor shall retain all such documents for a period of 10 years following Take Over.

         (c) Contractor acknowledges Owner's right, at Owner's expense and upon reasonable coordination with Contractor, to inspect and take copies of any of the

                                       25

documents referred to in paragraph (b) for any reason in connection with this
EPC Contract, and shall assist Owner, its representatives and any authorised public officers to inspect such documents and shall answer queries or supply information that is reasonably requested by such persons.

         (d) To the extent that any documents referred to in this SECTION 3.11 are maintained on computer or other electronic storage device, then Contractor shall agree with Owner and adhere to a procedure for backup and off the Site storage of copies of such documents, in an electronic format accessible by
Owner.

         3.12     INSTRUCTIONS

         Contractor shall comply with Owner's instructions, directions and notices reasonably in relation to the Works. If Contractor forms the view that any such instruction, direction or notice comprises an Owner's Change under this
EPC Contract or a change under the Supply Contract then Contractor shall notify
Owner promptly in terms of ARTICLE 8 (Changes) and in any event before giving effect to such instructions. To avoid doubt, no instruction, direction or notice by Owner that is not an Owner's Change shall give rise to an entitlement to any costs (including Cost), an adjustment to the EPC Contract Price or an extension of time under ARTICLE 5 (Extension of Time) or otherwise.

         3.13     ATTENDANCE AT MEETINGS

         Contractor shall attend or be represented (by such on-Site personnel reasonably requested by Owner) at all meetings described in the Schedules (if any) and at all other meetings prior to Take Over reasonably convened by Owner to which Contractor may be summoned. Such meetings will be held as reasonably requested by Owner and coordinated with Contractor to avoid unreasonably interference in the performance of the Works, but not less frequently than once a month. At such meetings Contractor shall advise Owner on all material matters relating to the Works.

         3.14     CONSENT OF TAUPO DISTRICT COUNCIL & TRANSIT NEW ZEALAND

         (a) Contractor acknowledges that one of the Owner's Consents required is the approval of the Taupo District Council to Contractor's proposal setting out the exact

                                       26

location, design and construction methods expected to be required for Geothermal
Fluid pipelines to cross the area of the ETA in order to connect the Binary
Plant to the existing reinjection system. This approval will also be required for any other Works that may be proposed upon the ETA.

         (b) Provided that Contractor has fulfilled in all material respects its obligations in the Schedules to assist Owner in gaining the required approval for Contractor's proposal and Owner has failed to secure that approval from the
Taupo District Council by the deadline specified for such item in the Project
Schedule, such matter shall be treated as an Owner's Change pursuant to SECTION
8.4 (Owner's Change).

         3.15     COMMUNICATION

         Contractor shall direct all of the following communications (whether written or oral) through Owner:

         (a)  communications with Waikato Regional Council and Taupo District
              Council or other Third Parties relating to the Owner's Consents and where the Works may affect or be affected by the proposed
              ETA;

         (b)  communications with Transpower relating to the Works, the Site and/or the Binary Plant (including in relation to dispatch of electricity from the Binary Plant);

         (c)  communications with Transit New Zealand relating to the Works,
              (except for matters or permits associated with the transportation of equipment to the Site).

         (d)  communications relating to the Works, the Site and/or the Binary
              Plant with any other person or entity reasonably designated by the Owner from time to time where the Owner (acting reasonably)
              considers that such communications may affect the Owner's
              interests.

         Owner shall use its Best Endeavors to promptly and diligently conduct such communications with such Third Parties in good time as required to permit Contractor to proceed with the Works in accordance with the
         Project Schedule.

                                       27

         3.16     EMERGENCY ACTION

         (a) If any emergency arises in relation to the Works and Contractor cannot be contacted or is unable or unwilling to take appropriate and timely remedial action, Owner may take any emergency action it considers necessary.

         (b) Where Contractor was obliged, under this EPC Contract or otherwise, to take emergency action and Owner takes such action on Contractor's behalf as a result of Contractor's failure to take such action as described in paragraph
(a), such action by Owner shall not relieve Contractor of any such obligations and the cost of taking such action shall be recoverable by Owner as a debt due from Contractor.

         3.17     CO-EXISTING USE OF THE WAIRAKEI STATION

         (a)      Contractor acknowledges that:

                  (i)    Contractor is required to carry out part of the Works
                         in the vicinity of the Site and in the Wairakei
                         Station; and

                  (ii)   the Wairakei Station and Owner's power stations at
                         Wairakei, Ohaaki and Poihipi, which are controlled from
                         the GGC, are in use by Owner for the generation and
                         dispatch of electricity onto the Grid, disruption to
                         which has the potential to cause loss to Owner and
                         impose material financial and social costs on others;
                         and

                  (iii)  Third Parties rely on Wairakei Station and its environs to provide goods and services including prawn farming
                         and tourism, disruption to which has the potential to
                         have adverse implications for Owner and/or those Third
                         Parties.

         (b) Contractor shall not interfere with or disrupt Owner's, or the
Third Parties' (referred to above), use of the Wairakei Station, which includes an obligation not to interfere with or disrupt the Owner's use of its power stations at Wairakei, Ohaaki and Poihipi, given that the GGC is used to operate those power stations remotely. Without limitation, where any work under this EPC
Contract may reasonably interfere with or

                                       28

disrupt Owner's use of the Wairakei Station, Contractor shall only carry out such work during a planned outage in terms of the Owner's Planned Outage
Schedule; provided, however, that Owner shall develop the Owner's Planned Outage
Schedule in a manner so as to reasonably permit Contractor to proceed with such
Works in accordance with the Project Schedule. If Owner makes any changes to
Owner's Planned Outage Schedule and Contractor suffers delay or incurs Cost as a result, Contractor shall be entitled to an Owner's Change therefor pursuant to
ARTICLE 8 (Changes):

         (c)      Contractor shall give Owner 7 days notice of Contractor's
intention to undertake any activities in the Wairakei Station or to undertake any activities which may reasonably impact on the use or operation of the
Wairakei Station, including details of such intended activities.

         (d)      Contractor shall keep Owner updated on a daily basis as to:

                  (i)    any changes to Contractor's intentions notified under
                         paragraph (c) (any material changes shall require a
                         further 5 days notice under paragraph (c)); and

                  (ii)   once Contractor commences such activities, the progress
                         of such activities.

         (e)      Owner shall be entitled to have an observer present during the carrying out of activities  required to be notified by Contractor under paragraph (c);

         (f)      if Owner reasonably considers that there is a real risk that an act or omission by Contractor may disrupt or interfere with Owner's use of the Wairakei Station, and/or Owner's use of its power stations at Wairakei,
Ohaaki or Poihipi, given that the GGC is used to operate those power stations remotely, or the dispatch of electricity into the Grid:

                  (i)    Owner may instruct Contractor to do or omit anything
                         that Owner, acting reasonably, considers is required in
                         order to overcome such potential disruption or
                         interference. Such instruction may include an

                                       29

                         instruction to cease all work, to remove any part of
                         the Works and/or to undertake any work;

                  (ii)   Contractor shall immediately comply with any such
                         instruction; and

                  (iii)  such instruction shall, if appropriate in the
                         circumstances, be treated as an Owner's Change for the
                         purposes of ARTICLE 8 (Changes).

         3.18     CO-EXISTING USE OF THE GGC

         Without limiting SECTION 3.17 (Co-existing use of the Wairakei
Station), Contractor:

         (a) acknowledges that the Owner will be integrating and connecting the
Binary Plant to the GGC, and that eventually the Binary Plant will be controlled from the GGC;

         (b) acknowledges that the GGC is also used to control Owner's power stations at Wairakei, Ohaaki, and Poihipi so that disruption of the GGC has the potential to cause material financial loss to, and have other adverse implications on, Owner;

         (c) will avoid any interference with or disruption to Owner's remote control of the Wairakei, Ohaaki and Poihipi power stations from the GGC;

         (d) will co-operate with Owner and comply with the Schedules in relation to any activities it carries out at or in relation to, the GGC;

         (e) use competent employees, contractors and Subcontractors who are experienced in work of a similar nature and scope in carrying out all activities at, or in relation to, the GGC. Without limitation to ARTICLE 19
(Subcontractors), Owner will have the right to reasonably approve all such employees, contractors and subcontractors at any time.

         3.19     CO-OPERATION

         (a) Contractor acknowledges that during the carrying out of the Works
Owner or a Third Party may wish to carry out work on or adjacent to the Site and/or the Wairakei Station. Contractor shall co-operate and co-ordinate with
Owner and any such Third

                                       30

Party to allow them the reasonable opportunity to carry out any such work with the approval of Owner, provided, however, that Contractor shall not be obligated under this clause to undertake any activity that will unreasonably interfere with Contractor's performance and completion of the Works in accordance with the
Project Schedule.

         (b)      Contractor acknowledges that:

                  (i)    Taupo District Council and/or Transit New Zealand may
                         wish to construct the ETA in future adjacent to the
                         Site as shown on Site Drawing number WRK 0262 in
                         exhibit A3 of SCHEDULE A (Owner's Technical
                         Requirements) and as described in the Designation. The
                         designating authority or its contractors or agents may
                         therefore wish to undertake investigations, design or
                         construction works for the proposed road at the same
                         time as Contractor is carrying out the Works;

                  (ii)   concessionaires and others may from time to time
                         undertake improvements to their facilities on
                         neighbouring lands including neighbouring Wairakei
                         Tourist Park land at the same time as Contractor is
                         carrying out the Works;

                  (iii)  and in all cases Contractor shall co-operate with and co-ordinate its activities with Owner and with Third
                         Parties as appropriate and take such actions as are set
                         out in the Schedules or as are reasonable to
                         accommodate these requirements with the approval of
                         Owner.

         (c)      Any Change required by Contractor as a result of complying with its obligations under paragraphs (a) or (b) shall be treated as an Owner's
Change pursuant to ARTICLE 8 (Changes).

         (d)      If the Binary Plant is capable of producing electricity prior to Take Over then:

                  (i)    Contractor shall either (at Owner's option) allow Owner
                         to generate and dispatch electricity from the Binary
                         Plant onto the Grid, or shall

                                       31

                         comply with Owner's instructions in relation to
                         generation and dispatch of electricity from the Binary
                         Plant; and

                  (ii)   if Contractor suffers delay or incurs Cost as a result,
                         Contractor shall be entitled to an Owner's Change
                         therefor pursuant ARTICLE 8 (Changes).

         3.20     SECURITY

         Contractor shall be responsible for security of the Site prior to Take
Over. This obligation includes keeping unauthorised persons off the Site.

         3.21     CONTRACTOR'S OPERATIONS ON THE SITE AND WAIRAKEI STATION

         (a)      Contractor shall confine all of its operations (including
Contractor's Equipment and all its personnel) to the Site and, only to the extent necessary for carrying out the Works, the Wairakei Station.

         (b)      Contractor shall comply with all reasonable security
requirements of Owner in relation to the Wairakei Station.

         (c)      During the carrying out of the Works Contractor shall keep the
Site and the Wairakei Station free from all wreckage, rubbish, unnecessary obstruction, and shall store or remove from the Site and the Wairakei Station any Contractor's Equipment, surplus materials and Temporary Works which are no longer required.

         (d)      Upon the issue of the Take Over Certificate and as part of the
Post-Take Over Works, Contractor shall:

                  (i)    clear away and remove all Contractor's Equipment,
                         surplus materials, wreckage, rubbish and Temporary
                         Works relating to the Works;

                  (ii)   leave the Site and the Binary Plant, and with respect
                         to the Works, the Wairakei Station, in a clean and safe
                         condition; and

                  (iii)  reinstate all construction/laydown areas relating to the Works.

                                       32

However, Contractor may retain on the Site, in a tidy and orderly manner in a place designated by Owner for the duration of the Defects Correction Period, such Contractor's Equipment as is required for Contractor to fulfill its obligations under this EPC Contract.

ARTICLE 4 - OWNER RESPONSIBILITIES

         4.1      GENERAL RESPONSIBILITIES

         Owner shall, at Owner's cost and expense and not as part of the EPC
Contract Price payable to Contractor:

                  (a) Be responsible for making any and all arrangements for any sale and purchase of electricity to be generated by the Binary Plant, and for ensuring that Transpower enters into agreements allowing for the connection of the Binary Plant and the delivery of electricity generated by the Binary Plant at the high voltage interface point specified in SCHEDULE A (Owner's Technical
Requirements) in good time to permit commissioning, start-up, testing and operation of the Binary Plant in accordance with the Project Schedule.

                  (b) Arrange for and obtain all Owner's Consents in good time as required by Contractor to permit Contractor to proceed with the Work in accordance with the Project Schedule, on terms acceptable to Owner, and in accordance with the terms of this EPC Contract, and to pay for all fees associated therewith. Without derogating from the aforesaid, Contractor, upon
Owner's specific request, will provide all necessary technical information to
Owner regarding the Works to aid Owner in its efforts to obtain such consents and permits.

                  (c) Provide the Site, including space for all construction facilities, lay-down, storage and disposal areas, roads and other means of access to Contractor in good time to permit Contractor to proceed with the Work in accordance with the Project Schedule, subject to ARTICLE 3 (Contractor
Responsibilities) and in particular SECTION 3.5 (Access Conditions) and SECTION
3.6 (Condition affecting the carrying out of the Works).

                  (d) Obtain and provide the supply of Geothermal Fluid in
accordance with the Design Range to the Geothermal Fluid Terminal Point after being given the

                                       33

requisite 3 day prior notice of testing under SECTION 10.2 (Notice of Testing)
and in good time to permit commissioning, start-up, testing and operation of the
Binary Plant in accordance with the Project Schedule. If Contractor notified
Owner in its Commissioning and Performance Testing PLAN provided pursuant to paragraph 1.2.1 of SCHEDULE D (Performance Tests) that it requires Geothermal
Fluid in addition to the volume per hour specified in the Design Range and Owner has confirmed to Contractor the technical feasibility and cost of making the additional supply if any, Owner shall on demand of Contractor supply up to the agreed additional volume of Geothermal Fluid and Contractor shall pay Owner the agreed cost of providing it. Owner shall be entitled to interrupt the supply of
Geothermal Fluid but such interruption shall be treated as an Owner's Change pursuant to ARTICLE 8 (Changes).

                  (e) Accept the Geothermal Fluid for return to the reinjection system or other disposition following its use by Contractor at the Terminal
Point, provided the temperature exceeds the minimum Brine Return Temperature of
85(Degree) C.

                  (f) Perform the obligations of Owner under the Supply Contract so that Supplier can make available the Equipment furnished by Supplier in accordance with the Supply Agreement to Contractor (on behalf of Owner), for incorporation in the Works.

                  (g) Provide access to electricity, water and communications at the Terminal Points specified in SCHEDULE A (Owner's Technical Requirements) in good time to permit construction, commissioning, start-up, testing and operation of the Binary Plant in accordance with the Project Schedule.

                  (h) Designate an Owner's Representative who shall act as a single point of contact with Contractor in all matters on behalf of Owner.
Contractor may require replacement of Owner's Representative on reasonable grounds, which shall be described to Owner. Owner may from time to time appoint alternative or additional persons to act in place of the Owner's Representative and shall give Contractor written notice of such appointment. Contractor shall act on the instructions of the following people, and no others:

                                       34

                           (i)   the Owner's Representative (or any alternate or
                                 additional  persons  notified by Owner to
                                 Contractor under this clause); and

                           (ii)  in relation to any matter which may affect the
                                 Wairakei Station, the Station Controller or the
                                 Owner's Representative (or any alternate or
                                 additional persons notified by Owner to
                                 Contractor under this clause).

       (i) At least four (4) months prior to commencement of Contractor's commissioning activities, provide up to 5 senior operating and maintenance personnel and at least two (2) months prior to commencement of Contractor's commissioning activities, provide up to 25 regular operating and maintenance personnel, all for training by Contractor as provided pursuant to SECTION
3.1(N), and for commissioning, start-up, performance testing, and operation through Take Over. Owner and Owner's operation and maintenance personnel shall provide reasonable cooperation with Contractor in allowing Contractor to conduct all testing activities, including the Performance Tests, to complete the Work and to perform all of Contractor's warranty obligations in a timely and cost efficient manner.

         (j) Promptly (but not later than ten (10) days from delivery) approve, or provide written comments to the extent necessary to, all Design and Other
Information submitted to Owner for approval or comment pursuant to ARTICLE 9
(Access and Review by Owner).

         (k) Owner shall be the importer of record and consignee for all goods and materials supplied under this EPC Contract and the Equipment and shall be responsible for all New Zealand taxes, duties and levies associated therewith.
Owner hereby grants to Contractor the right to act as Owner's agent, including executing documentation on Owner's behalf, for purposes of accomplishing the importation of all goods and materials for the Binary Plant into New Zealand under this EPC Contract and the Supply Contract, including the Equipment, and the processing of such goods and materials through customs.

                                       35

         4.2      RESPONSIBILITIES OF OWNER'S REPRESENTATIVE

         The Owner's Representative is authorized to:

                  (a)      give a decision, opinion or consent; or

                  (b)      express satisfaction or disapproval; or

                  (c)      determine value; or

                  (d)      otherwise take action which may affect the rights and
obligations of Owner or Contractor.

The Owner's Representative shall consult with Contractor in an endeavour to reach an agreement before exercising such authority. If agreement is not achieved, the Owner's Representative shall exercise such authority reasonably.

         If Contractor has a Dispute with the determination made by the Owner's
Representative, such Dispute shall be resolved as provided in ARTICLE 16
(Dispute Resolution). Until any contrary determination is made pursuant to
ARTICLE 16 (Dispute Resolution), Contractor shall proceed with the decisions and instructions given by the Owner's Representative.

         Owner shall be entitled to replace the Owner's Representative from time to time upon giving prior written notice to Contractor.

ARTICLE 5 - EXTENSION OF TIME

         5.1      EXTENSION OF TIME

                  5.1.1 In addition to any of its rights to recover additional
Costs it incurs upon the occurrence of the following events as provided in other provisions of this EPC Contract, Contractor shall be entitled to an extension to the Scheduled Take Over Date and other dates in this EPC Contract to the extent that Contractor is or will be delayed either before or after such dates by any of the following causes:

                  (a)     an Owner's Change;

                                       36

                  (b)     a Change in Law;

                  (c)     a Force Majeure event;

                  (d)     subject to ARTICLE 3 (Contractor Responsibilities),
                          physical conditions or circumstances at the Site,
                          which are materially adverse and would not be
                          reasonably foreseeable by an experienced contractor;

                  (e)     delay to any tests required for Take Over as a result
                          of:

                           (i)      the failure of Owner to provide the
                                    Geothermal Fluid that meets the Design Range
                                    or to accept Geothermal Fluid not less than
                                    85(Degree) C after it has been run through
                                    the Binary Plant for reinjection or other
                                    disposal; or

                           (ii)     the failure by Transpower (arising other
                                    than as a result of a breach or failure by
                                    Contractor or Supplier to comply with their
                                    respective obligations under this EPC
                                    Contract and Supply Contract, as
                                    appropriate) to transport and/or take the
                                    electrical power generated by the Binary
                                    Plant as a result of carrying out such tests
                                    or Binary Plant commissioning;

                  (f)     any unreasonable delay, impediment or prevention by
                          Owner other than the exercise of Owner's rights under
                          this EPC Contract or the Supply Contract;

                  (h)     a delay to Supplier for which Supplier is entitled to
                          an extension of its Delivery  Schedule pursuant to
                          Section 5.1 of the Supply Contract,

                  provided that:

                  (i)     the delay does not arise as a result of a default or
                          failure by Contractor or Supplier;

                                       37

                  (ii)    the ability of Contractor to achieve Take Over by the
                          Scheduled Take Over Date is actually affected by the
                          delay. Contractor will only be entitled to an
                          extension of the Scheduled Take Over Date to the
                          extent of such effect;

                  (iii)   the delay could not have been prevented or overcome by
                          the exercise of foresight, care and diligence of a
                          professionally qualified and competent contractor
                          experienced in work of a similar nature and scope as
                          the Works;

                  (iv)    Contractor and/or Supplier as the case may be has used
                          its Best Endeavours to mitigate the delay, including
                          making such reasonable changes to the timing, method,
                          and sequence of the Project as Owner may propose and
                          finding alternative suppliers, and offering them
                          assistance; and

                  (v)     Contractor and/or Supplier as the case may be has
                          advised Owner of the potential for delay as soon as
                          the potential became apparent, or would have become
                          apparent to a qualified and competent contractor
                          experienced in work of a similar nature and scope to
                          the particular work in question.

                  Notwithstanding that Contractor has not claimed an extension of time, Owner may at any time and from time to time by notice to Contractor as an Owner's Change pursuant to ARTICLE 8
                  (Changes) extend the Scheduled Take Over Date.

                  5.1.2 If Contractor believes that it is entitled to an
extension of time under this SECTION 5.1, Contractor shall give notice to the
Owner's Representative of the same as soon as reasonably practicable and in any event within 5 days of the day when Contractor learns of the delay. Contractor shall keep such contemporary records as may be reasonably necessary and feasible to substantiate such delay, either at the Site or at another location reasonably acceptable to the Owner's Representative and shall provide such information to the Owner's Representative as he or she shall reasonably require.

                                       38

Contractor shall permit the Owner's Representative to inspect such records during Contractor's normal business hours, and shall (if requested) provide the
Owner's Representative with a copy of such records

                  5.1.3 Within 14 days of such notice (or such other period as may be agreed by the Owner's Representative), Contractor shall submit supporting details of the delay. Except that, if Contractor cannot submit all relevant details within such period because the cause of delay is continuing or such details are not yet reasonably available, Contractor shall submit interim details at intervals of not more than 14 days (from the first day of such delay)
and final supporting details of its application within 14 days of the last day of delay. If Contractor fails to meet any such time periods, Contractor shall notify Owner as soon as reasonably practicable. Contractor's failure to meet the time periods specified in this SECTION 5.1 shall not affect Contractor's right to the extension of time unless such failure has materially prejudiced the ability of Owner to rectify or mitigate the causes or consequences of the delay in which case the extension of time granted to Contractor shall not include any periods of delay that could reasonably have been avoided if not for such failure to give notice.

                  5.1.4 The Owner's Representative shall proceed to agree upon or determine such extension of time as may be due. The Owner's Representative shall promptly notify Contractor accordingly.

ARTICLE 6 - COMPENSATION AND PAYMENT

         6.1      EPC CONTRACT PRICE

                  6.1.1 For the performance of the Work, Owner shall pay
Contractor, in the manner and at the times hereinafter specified, the EPC
Contract Price in the amount of Eight Hundred Thirty Thousand United States
Dollars (U.S. $830,000) and Seven Million Five Hundred Twenty-Two Thousand Four
Hundred Forty-Seven New Zealand Dollars (NZ$7,522,447). The EPC Contract Price
is net of all applicable New Zealand taxes (other than the New Zealand income taxes of Contractor, and New Zealand employee-related taxes of Contractor, all of which the Contractor shall be responsible to pay), duties and levies including without limitation any New Zealand property taxes such as rates

                                       39

assessed against the Works or the Plant and the payment of any such taxes, duties and levies (other than the New Zealand income taxes, and New Zealand employee-related taxes, of Contractor) shall be the responsibility of Owner.
Contractor shall provide reasonable cooperation to Owner to reduce Owner's exposure to any tax, duty or levy.

                  6.1.2 The EPC Contract Price (plus any GST, and less any
withholding required by law) shall be full payment for performance of all of
Contractor's obligations under and in connection with this EPC Contract, and
Contractor shall be deemed to have satisfied himself as to the correctness and sufficiency of the EPC Contract Price. The EPC Contract Price includes
Contractor's income taxes and employee-related taxes of the Contractor and withholding taxes that Owner may be required by law to withhold from any payment due to Contractor.

                  6.1.3 The EPC Contract Price shall be adjusted only as
expressly provided for in this EPC Contract and shall not be adjusted for other changes in the cost of equipment, materials, labour or other inputs or currency exchange rates.

                  6.1.4    The parties agree:

                  (a) That they are independent parties dealing at arm's length with each other in relation to the matters contemplated by this Contract.

                  (b) For the purposes of Division 2 of Subpart EH of the Income
Tax Act 1994, the parties confirm that the EPC Contract Price does not include any capitalised interest and it is the consideration the parties would have agreed, on the Commencement Date, if payment was required in full at the time the first right in the contracted property was transferred or the services were provided.

                  6.1.5 For the avoidance of doubt, the parties acknowledge and agree that:

                  (a) any interest on overdue payments is separate from and does not form part of the EPC Contract Price; and

                                       40

                  (b) the gross EPC Contract Price includes any early completion payment under SECTION 6.5 (Early Completion Payment), taxes, levies or duties paid by the Owner under this Contract.

         6.2      PAYMENT

                  6.2.1 Schedule C hereto sets forth the Milestone Payment
Schedule, which is intended to cause payments to approximate the value of Works performed by Contractor. Contractor shall invoice Owner on achievement of
Milestones in accordance with the Milestone Payment Schedule. Each payment shall be allocated pro rata between the United States Dollar and the New Zealand
Dollar portions of the EPC Contract Price (and paid in such currency).

                  6.2.2 Upon the execution of this EPC Contract by the parties,
Contractor may issue its first invoice for payment of the first milestone under the Milestone Payment Schedule. Thereafter on or before the tenth (10th) day of each month, Contractor shall furnish Owner's Representative a detailed progress invoice for payment based on Milestones achieved or due under SECTION 6.5 (Early
Completion Payment), during the period ending on the last day of the previous month accompanied by the documents described under the Milestone Payment
Schedule for which payment is demanded and any other documents as required under
SECTION 6.4 (Preconditions to Milestone payments) (such invoice, and each invoice under this contract, is to include Contractor's New Zealand registration number for GST purposes, and other information to comply with the requirements for a "tax invoice" in section 24 of the Goods and Services Tax Act 1985).

                  6.2.3 Upon accomplishment of the Milestone entitled "Delivery of Final Documentation" in the Milestone Payment Schedule, Contractor shall submit an invoice to Owner's Representative, summarizing and reconciling all previous invoices and payments in the amount of the EPC Contract Price less payments to date. Owner shall pay the amount of the EPC Contract Price outstanding in full within ten (10) days of receipt of such invoice, subject to
SUBSECTIONS 6.2.4 and 6.2.5 below.

                  6.2.4 Owner's Representative shall verify that the invoices submitted under SUBSECTION 6.2.2 OR 6.2.3 and the documents submitted pursuant to

                                       41

SUBSECTION 6.2.2 in support of the claim for payment, and shall, within ten (10)
days of their receipt, either approve said invoice or give written notice within such period of errors or disputes with said documentation. Contractor shall be entitled to payment of an instalment only when it has met the applicable pre-conditions, if any, in SECTION 6.4 (Preconditions to Milestone Payments) and
achieved all of the requirements of the relevant Milestone in conformity with the requirements of this EPC Contract. If Owner's Representative fails to approve the invoice for release of the Milestone payment or to provide the notice regarding errors or Disputes in the documentation within such period, in the absence of the invoice and the documents being patently false or inaccurate, the invoice and the accompanying documentation shall be deemed conclusive evidence sufficient for the release of such Milestone payment. In the case
Owner's Representative provides written notice of errors or Disputes in said documentation within the period described herein Contractor shall resubmit the corrected progress invoice and/or documentation, and the above described approval process shall reapply.

                  6.2.5 Subject to meeting the requirements of SECTION 6.4(A)
and (B), Owner shall pay Contractor the first payment due under the Milestone
Payment Schedule within ten (10) days of the receipt of Contractor's invoice.
With respect to all invoices thereafter, Owner shall pay Contractor on or before the 5th business day following Owner's approval or deemed approval of the invoice or any undisputed portion thereof pursuant to SUBSECTION 6.2.4 plus the
GST, less any set-off for amounts which are due and owing to Owner from
Contractor under this EPC Contract. When a set-off sum is in Dispute the parties shall promptly refer the matter for determination under the Disputes resolution procedure set forth in ARTICLE 16 (Dispute Resolution) and any moneys set-off and subsequently determined to be payable shall thereupon be paid together with interest for late payment.

                  6.2.6 If any Punchlist items remain to be completed upon Take
Over, Owner's Representative may determine to withhold an amount from the remaining Milestone payments equal to up to one and a half times the reasonably estimated value of all Punchlist items remaining on an agreed upon punch list, with each such withheld amount to be paid to Contractor upon satisfactory completion of each such Punchlist item,

                                       42

Contractor to accumulate claims and send invoices to Owner therefor no more frequently than on a monthly basis.

                  6.2.7 If there is any Dispute about amounts invoiced and not paid, and the Dispute is not resolved within ten (10) days of notice by
Contractor of such Dispute, the parties shall promptly refer the matter for determination under the disputes procedure in this EPC Contract and any moneys set-off and subsequently determined to be payable shall thereupon be paid together with interest for late payment from the date payment was originally due to the date of payment at the Default Rate.

         6.3      INTEREST

         All monies not paid under this EPC Contract (including liquidated damages) by the due date for payment shall bear a late payment charge from the date payment was due to the date of payment at the Default Rate, unless such payment has been disputed and the Dispute has been resolved in favour of the paying party.

         6.4      PRECONDITIONS TO MILESTONE PAYMENTS

         The preconditions referred to in SUBSECTION 6.2.4 are:

         (a)      Contractor must have provided to Owner prior to the first
                  Milestone payment the NZ$ Denominated L/C and the US$
                  Denominated L/C and the parent company guaranty to Owner as provided in ARTICLE 13 (Securities);

         (b)      Contractor must have produced to Owner evidence confirming that Contractor has in place the insurances required in
                  SECTION 15.1(A) (Contractor's Insurances) prior to the
                  payment of the first Milestone payment, evidence that
                  Contractor has in place the insurance required in SECTION
                  15.1(B) prior to the payment of Milestone payments occurring immediately prior to the date that Supplier is scheduled to first deliver Equipment to Owner FOB (Incoterms 2000)
                  pursuant to the Supply Contract and evidence that Contractor has in place the insurance required in SECTION 15.1(C) and
                  (D) prior to the payment of Milestone payments

                                       43

                  occurring after Contractor has commenced performance of the
                  Works at the Site; and

         (c)      Contractor is current in providing the monthly progress
                  reports pursuant to SECTION 3.1(Q), provided, however, that any issues regarding the adequacy of the contents of such
                  reports shall be resolved pursuant to ARTICLE 16 (Dispute
                  Resolution) or other provisions of this EPC Contract and shall not be a basis for withholding or delaying payment of any
                  Milestone.

         6.5      EARLY COMPLETION PAYMENT

         In addition to the EPC Contract Price, Owner shall pay to Contractor upon the successful completion of the Reliability Run the sum of One Hundred
Eighty Nine Thousand New Zealand Dollars (NZ$189,000) (plus GST if any and less any withholding required by law)if Contractor commences a Reliability Run prior to May 1, 2005 (as that date may be extended pursuant to ARTICLE 5 (Extension of
Time) or ARTICLE 8 (Changes)) and successfully completes that Reliability Run.
For purposes of this SECTION 6.5, Contractor may commence the Reliability Run when it has successfully accomplished the handling trials, satisfied the
Performance Guarantees for the net power output and brine pressure drop output performance tests described in SUBSECTION 1.5.9 of SCHEDULE D (Performance
Tests), and the Binary Plant can be operated lawfully, provided, however, that the noise test set forth in SECTION 1.5.13 of SCHEDULE D (Performance Tests)
does not need to be completed prior to the commencement of the Reliability Run.

ARTICLE 7 - COMMISSIONING AND TAKE OVER

         7.1      COMMISSIONING

                  7.1.1       READINESS FOR COMMISSIONING

                  Not earlier than 7 days (but not later than 4 days) before
Contractor considers the Binary Plant will be ready for commissioning,
Contractor shall give notice to Owner indicating the date on which Contractor believes the Binary Plant will be ready for commissioning. The Binary Plant is ready for commissioning when:

                                       44

                  (a) Contractor has completed the Works up to commissioning in accordance with this EPC Contract, apart from completion of insulation, painting, final grading and gravel, drainage or any other incomplete or defective items which do not affect the mechanical, electrical or structural integrity, or the safe and lawful operation, of the Binary Plant. Contractor shall participate in an inspection of the Works with Owner in order to jointly identify such incomplete or defective items;

                  (b) Contractor has included the incomplete or defective items referred to in paragraph (a) in an initial Punchlist and Owner has approved (in its reasonable discretion) the initial Punchlist (the same time period and procedure set forth in SECTION 9.4 shall apply to Owner's review, approval or objections to the initial Punchlist proposed by Contractor);

                  (c) the Binary Plant may be operated in accordance with all applicable Laws, Consents and Standards, and without damage to the Works generally (including the Binary Plant itself), the Grid, the Wairakei Station, or anything else on or off the Site, and without injury to any person;

                  (d) Contractor has complied with its obligations under
SCHEDULE A (Owner's Technical Requirements) in relation to commissioning;

                  (e) the Binary Plant is ready for initial operation,
adjustment and testing;

                  (f) Contractor has submitted, in accordance with SECTION 9.4
(Design and Other Information Review), a detailed Commissioning and Performance
Testing Plan pursuant to paragraph 1.2.1 of SCHEDULE D (Performance Tests), including Contractor's requirements regarding the volume of Geothermal Fluid to be supplied by Owner at specified times, and Owner has issued or pursuant to
SECTION 9.4.3 is deemed to have issued a notice of no objection in respect of it; and

                  (g) Contractor has provided to Owner all test certificates, approvals and the like required from statutory or regulatory authorities before the Binary Plant may be commissioned.

                                       45

                  7.1.2       NOTICE BY OWNER

                  Within 7 days after receipt of notice pursuant to SUBSECTION
7.1.1 (Readiness for commissioning), Owner shall give notice to Contractor advising either that Owner:

                  (a) has no objection to Contractor commissioning the Binary
Plant (with or without conditions); or

                  (b) objects to Contractor commissioning the Binary Plant
because any of the conditions in SUBSECTION 7.1.1 (Readiness for commissioning)
have not been satisfied and specifying the conditions objected to and the basis for such objection.

If Owner fails to provide such notice within such 7 day period, Owner shall be deemed to have no objection to Contractor commissioning the Binary Plant (with or without conditions).

                  7.1.3       COMMISSIONING/CORRECTIVE MEASURES

                  (a) If Owner gives or is deemed pursuant to SUBSECTION 7.1.2
(Notice by Owner) to have given notice that it has no objection to Contractor commissioning the Binary Plant, Contractor shall proceed to commission the
Binary Plant in accordance with any conditions attaching to the notice and the
Commissioning and Performance Testing Plan.

                  (b) If Owner gives notice that it objects to Contractor
commissioning the Binary Plant, Contractor shall undertake corrective measures and/or perform any work required to comply with the conditions of SUBSECTION
7.1.1 (Readiness for commissioning), then give notice to Owner again under
SUBSECTION 7.1.1 (Readiness for commissioning).

         7.2      TAKE OVER

         The Binary Plant shall be ready for Take Over when:

                                       46

         (a)      Contractor has completed all Performance Tests and the results are within or better than the thresholds for performance
                  identified in SECTION 10.5 (Failure to pass the Performance
                  Tests);

         (b)      Contractor has completed the Binary Plant, except for (i) the
                  Post-Take Over Works, (ii) completion of the final as-built drawings and operation and maintenance manuals; and (iii) any construction that cannot reasonably be completed due to the occurrence of any of the events described in SUBSECTION
                  5.1.1(E) OR (F) (Extension of Time);

         (c)      the Binary Plant can be used for its intended purposes and operated properly and conveniently by Owner, without further reliance on Contractor and in accordance with all applicable
                  Laws, Consents and Standards;

         (d)      Contractor has furnished Owner with or has obtained such
                  Consents or waivers from governmental authorities having
                  jurisdiction that permit Owner under applicable Law, Consents, and Standards to operate the Binary Plant

         (e)      Contractor has paid all delay and performance related
                  liquidated damages to Owner due in terms of ARTICLE 12
                  (Remedies) save only those subject to a Dispute then submitted for resolution pursuant to ARTICLE 16 (Dispute Resolution)
                  and, if the Binary Plant has been accepted under SECTION
                  10.5(A)(3) (Failure to pass the Performance Tests), Contractor has paid to Owner any amount due to Owner to reflect the
                  adjustment to the EPC Contract Price under SECTION 10.5(B)
                  (Failure to pass the Performance Tests);

         (f)      Contractor has trained all operation and maintenance personnel as required under SECTION 3.1(N);

         (g)      Contractor has given Owner the following documents and
                  information:

                  (i)      draft operating and maintenance manuals;

                                       47

                  (ii)     training manuals;

                  (iii)    software end user licences, passwords, codes and
                           other similar items necessary for the operation and
                           maintenance of the Binary Plant;

                  (iv)     Draft As-Built Drawings; and

                  (v)      documents required to satisfy all applicable
                           regulatory approvals necessary for Owner's operation
                           of the Binary Plant;

         (h)      The Hazop Review has been carried out and any issues
                  identified have been rectified.

         7.3      REQUEST FOR TAKE OVER CERTIFICATE

                  7.3.1 Not earlier than 7 days before Contractor considers the provisions of SECTION 7.2 (Take Over) will be met, Contractor shall give notice to Owner requesting a Take Over Certificate. Such request shall contain all such documentary evidence and other information in sufficient detail to enable Owner to determine whether the provisions of SECTION 7.2 (Take Over) have or will be
(as applicable) met.

                  7.3.2 Owner shall within 7 days after receiving Contractor's request:

                  (a)      if Contractor has met all of the requirements of
                           SECTION 7.2 (Take Over), issue a Take Over
                           Certificate to Contractor stating the date on which
                           Contractor met the requirements of SECTION 7.2 (Take
                           Over);

                  (b)      if Contractor has not met one or more of the
                           requirements of SECTION 7.2 (Take Over), reject the
                           request, giving reasons and identifying the work
                           required to be done by Contractor to enable the Take
                           Over Certificate to be issued. Contractor shall then
                           complete this work before issuing a further notice
                           under SECTION 7.3 (Request for Take Over
                           Certificate); or

                                       48

                  (c)      if Contractor has not met all of the requirements of
                           SECTION 7.2 (Take Over) but Owner wishes to take over
                           the Permanent Works notwithstanding such failure,
                           Owner may issue a Take Over Certificate stating the
                           date on which the Owner took over the Permanent Works
                           identifying those requirements of SECTION 7.2 (Take
                           Over) which remain outstanding. In the event of Take
                           Over in these circumstances, Contractor shall not be
                           relieved of the obligation to meet all of the
                           requirements of SECTION 7.2 (Take Over) and shall
                           meet such requirements as soon as practicable
                           following Take Over.

         7.4      RESPONSIBILITY FOR THE PERMANENT WORKS

         Owner shall take complete possession and control of the Permanent Works and assume responsibility for the daily operation of the Binary Plant upon Take
Over. Owner and Contractor shall reasonably coordinate and cooperate with each other to provide Contractor access to the Site at reasonable times to avoid unreasonable interference with Owner's operation and maintenance of the Binary
Plant for the purpose of completing Punchlist items, remedying any defects, fulfilling any other outstanding obligations of Contractor under this EPC
Contract or performing the corrective work described in SECTION 12.8 (Make Right
Obligation).

         7.5      DELAYED TESTS

         (a) If the Performance Tests are not satisfactorily completed by the
Scheduled Take Over Date due to the occurrence of any of the events described in
SUBSECTION 5.1.1(D) OR (E) (Extension of Time) (solely for purposes of this
Section, the term "Scheduled Take Over Date" shall not be extended due to the occurrence of such SUBSECTION 5.1.1(D) OR (E) events, but shall reflect any other extensions thereof made pursuant to the other provisions of this EPC
Contract) then Contractor shall be entitled to issue a notice to Owner under
SECTION 8.5 as if the failure to complete the tests was an Owner's Change.

                                       49

         (b) In the event that SUBSECTION 5.1.1(E) or (F) applies and the Owner fails or refuses to remedy the relevant SUBSECTION 5.1.1(E) or (F) event within
30 days of such Scheduled Take Over Date then Contractor shall be entitled to payment of the relevant Milestone(s) as if the Performance Tests had been successfully completed and Take Over had occurred. If Owner is able to remedy the relevant event within 90 days of such Scheduled Take Over Date, Contractor shall, subject to SECTION 7.6 (Binary Plant Degradation) and upon Owner's request, conduct the delayed Performance Tests and otherwise comply with the provisions of SECTION 7.2 (Take Over) and ARTICLE 10 (Testing). If Contractor is
required to incur additional Costs as a result of maintaining personnel and equipment on standby to do so it shall be entitled to claim for reasonable reimbursement of those Costs as an Owner's Change pursuant to ARTICLE 8
(Changes). In the event that Owner is unable to remedy the relevant event within
90 days of the Scheduled Take Over Date then Take Over and the successful full completion of all of the Performance Tests shall be deemed to have occurred and
Contractor shall be entitled to payment of the relevant Milestone(s) for Take
Over, the accomplishment of such Performance Tests and related matters.

         7.6      BINARY PLANT DEGRADATION

         (a) If geothermal fluid has been run through any part of the Binary
Plant due to a request by Owner to operate the Binary Plant under SECTION
3.19(D) resulting in a cumulative operating period of more than six (6) weeks,
Contractor may require that the parties jointly open and inspect the Binary
Plant prior to the Performance Tests being carried out.

       Subsequent to the inspection:

                  (i)      if the Binary Plant is in good, clean and reasonably
                           as-installed condition, Contractor will proceed
                           within a reasonable period of time to conduct the
                           Performance Tests not previously completed; or

                  (ii)     if the Binary Plant is not in good, clean and
                           reasonably as-installed condition, prior to the
                           conduct of the Performance Tests,

                                       50

                           Contractor will notify Owner accordingly and with the
                           agreement of Owner (not to be unreasonably withheld)
                           within a reasonable period of time clean and repair
                           the Binary Plant (as Contractor reasonably deems
                           appropriate) at Owner's expense and then conduct such
                           tests; and

                  (iii)    if the Parties agree that the Binary Plant can not be
                           cleaned and/or repaired to a standard to enable the
                           Performance Tests to be carried out, the testing
                           protocols and requirements shall be revised
                           accordingly to adjust for the constraints which
                           prevent such tests from being performed as originally
                           defined and within a reasonable period of time
                           Contractor shall conduct such revised tests.

         7.7      REPLACEMENT PERFORMANCE BOND

                  Upon Take Over Contractor may submit to Owner a replacement performance bond issued by the same bank, provided that it has the same or better credit rating, or other financial institution meeting the criteria specified in SECTION 13.1 (Security Provided on Behalf of Contractor) and in the
same form as the performance bonds issued under SECTIONS 13.1(A) and 13.1(B) but for an amount representing 5% of the sum of the EPC Contract Price and the
Supply Contract Price at Take Over. Upon receipt of such bond, Owner shall release the NZ$ Denominated L/C and the US$ Denominated L/C issued under
SECTIONS 13.1(A) and 13.1(B).

         7.8      INDUSTRY AND GRID REQUIREMENTS

                  If the Binary Plant upon Take Over does not satisfy the
technical requirements of all Industry Arrangements Contractor shall, if requested by Owner, provide all information necessary for Owner to seek an equivalence arrangement or dispensation. Contractor shall also reimburse all
Owner's reasonable out-of-pocket costs associated with both any application for an equivalence arrangement or dispensation and any charges imposed thereafter.
Owner shall not be obliged to apply for an equivalence arrangement or dispensation and any application, or decision not to apply for an equivalence arrangement or dispensation shall not limit Owner's rights or remedies.

                                       51

         7.9      POST-TAKE OVER WORKS

         After Take Over, Contractor shall promptly and diligently perform the following Works to completion:

         (a)      Upon Take Over, Contractor shall prepare a final Punchlist that identifies all incomplete or defective items of the
                  Works and present the same for approval by Owner (acting
                  reasonably) applying the same time period and approval
                  procedure set forth in SUBSECTION 7.1.2 to the final
                  Punchlist proposed by Contractor and the parties referring any Dispute over the composition of the final Punchlist for resolution pursuant to ARTICLE 16 (Dispute Resolution)
                  without delaying Take Over. Approval by Owner of the
                  Punchlist shall not relieve Contractor of any of its
                  obligations under this EPC Contract and Contractor shall
                  promptly and diligently complete all items of the Works
                  included in the final Punchlist approved by Owner as
                  provided above.

         (b)      Contractor shall transfer all applicable Consents related to the Works and Binary Plant to Owner in a form which enables the benefit of them to be used by Owner, including:

                  (i)      Building Act 1991 code compliance certificate(s);

                  (ii)     all certification under the Electricity Act 1992 and
                           Hazardous Substances and New Organisms Act 1996;

                  (iii)    all certification of pressure equipment and cranes;
                           and

                  (iv)     all other certificates required for operation or
                           maintenance of the Works which are within
                           Contractor's obligations;

         (h)      Contractor shall give Owner all documents and information
                  required to be provided under this EPC Contract, including:

                  (i)      all documents required by the Schedules; and

                                       52

                  (ii)     Plant specifications and descriptions.

         (i)      Contractor shall provide to Owner all special tools identified in the Contractor's Technical Proposal;

         (j)      Contractor shall remove all Contractor's and Subcontractor's personnel, supplies, equipment, waste materials, rubbish and temporary facilities, except those reasonably required for performance of correction work during the Defects Correction
                  Period, from the Site and the Wairakei Station;

         (k)      Contractor shall give Owner all information required as
                  specified in SCHEDULE A (Owner's Technical Requirements) for
                  Owner's final fixed asset register with respect to the Binary
                  Plant;

         7.10     FINAL DOCUMENTATION

         Not later than six (6) months after Take Over, Contractor shall provide to Owner four copies of the final operation and maintenance manuals (which shall incorporate manuals of the Equipment) and detailed as-built Drawings and specifications for the Binary Plant.

ARTICLE 8 - CHANGES

         8.1      CHANGE

         All Changes shall be recorded in a written instrument signed by the
Owner's Representative and Contractor and shall not be implemented by Contractor without such written instrument.

         8.2      EFFECT OF CHANGE

         No Change shall in any way vitiate or invalidate this EPC Contract.

                                       53

         8.3      REQUEST

         Either party may request a Change under this ARTICLE 8 (Changes) by written request to the other party, provided however, that neither party may request or require changes or deletions which, in the aggregate, reduce the combined EPC and Supply Contract Prices by more than fifteen percent (15%).

         8.4      OWNER'S CHANGES

         (a)      At any time prior to issuing the Take Over Certificate, Owner may instruct Owner's Changes. Contractor shall promptly implement any such
Owner's Change.

         (b)      If Owner requests a proposal in respect of a contemplated
Owner's Change, or if Contractor is of the view that an instruction given by
Owner comprises an Owner's Change, the following provisions shall apply:

                  (i)      within 14 days after Owner's request, or such longer
                           period as Owner allows, Contractor shall prepare and
                           submit to Owner a detailed proposal relating to the
                           contemplated Owner's Change, including:

                           (1)      a description of how the Change would be
                                    implemented, including (where relevant)
                                    the proposed design and/or work to be
                                    performed;

                           (2)      any additional Cost or Cost saving and
                                    Contractor's proposal for any adjustment to
                                    the EPC Contract Price for such Cost (and if
                                    relevant Supplier's proposal for any
                                    adjustment in the Supply Contact Price under
                                    the Supply Contract) as a result;

                           (3)      any additional time that would be involved
                                    or any time saving and Contractor's proposal
                                    for any adjustment to the Scheduled Take
                                    Over Date as a result;

                                       54

                           (4)      Contractor's proposal for any consequential
                                    adjustment to the programme, construction
                                    method statement and the Milestone Payment
                                    Schedule; and

                           (5)      advice as to the effect of the Owner's
                                    Change on the ability of Contractor to
                                    perform its obligations under this EPC
                                    Contract;

                           (6)      advice as to the effect of the Owner's
                                    Change on the Supply Contract and/or the
                                    Equipment;

                  (ii)     Contractor and Owner shall then take reasonable steps
                           to reach agreement on the Owner's Change. Upon
                           agreement being reached Owner may then issue an
                           instruction to Contractor to implement the Owner's
                           Change. Any such agreement shall be conditional upon
                           Owner being able to reach an agreement with the
                           Supplier for any related change under the Supply
                           Agreement and upon terms acceptable to Owner (acting
                           reasonably);

                  (iii)    no agreement between Owner and Contractor as to the
                           terms upon which an Owner's Change may be implemented
                           shall have any contractual or other legal effect
                           unless it is in writing and a written instruction to
                           implement the Owner's Change has been issued pursuant
                           to this clause;

                  (iv)     any such written agreement shall be binding upon
                           Contractor and Owner according to its terms and
                           Contractor will have no further or other entitlement
                           under this EPC Contract in respect of such Owner's
                           Change;

                  (v)      if the parties fail to reach agreement within 7 days
                           Owner may either:

                           (1)      instruct Contractor under paragraph (a) to
                                    implement the Owner's Change in which case
                                    the parties shall resolve any

                                       55

                                    Dispute regarding the extension of time,
                                    compensation or other issues regarding such
                                    Change in accordance with ARTICLE 16
                                    (Dispute Resolution); or

                           (2)      choose not to proceed with the Owner's
                                    Change, in which event Contractor shall have
                                    no claim of any kind whatsoever arising out
                                    of or in connection with the request for the
                                    proposal. If Owner elects to not proceed
                                    with the Owner's Change, Owner reserves the
                                    right, subject to the terms of this EPC
                                    Contract, to proceed with the work behind
                                    the proposed Change directly or through a
                                    third party.

         8.5      ADJUSTMENTS

         Should any Owner's Change or the occurrence of an event described in
SUBSECTION 5.1.1 (other than where the occurrence of such event is due to an event of Force Majeure and Owner elects to address such failure pursuant to the terms of ARTICLE 22 (Force Majeure)) cause a material increase or decrease in the Cost of or time required for Contractor's performance of this EPC Contract or otherwise affect any provision of this EPC Contract, then after Contractor has given to Owner the required information under SECTION 8.4 of the likely effect of the Change and corresponding proposed adjustments, and Owner elects to continue with the proposed Change then the Scheduled Take Over Date and other dates in this EPC Contract shall be adjusted as provided in ARTICLE 5 (Extension of Time) and an adjustment that is reasonable in the circumstances will be made to the EPC Contract Price for the Costs of such Change plus a ten percent allowance thereon for overhead and profit (with regard to SUBSECTION 5.1.1 events, Contractor's rights under this SECTION 8.5 with regard to recovery of
Costs shall be subject to the conditions set forth in SUBSECTION 5.1.1(I),
(III), (IV) and (V) which provisions shall be read as if references to "delay"
refer to "Costs"), and to performance warranties (where performance of the Works is attested and subject to SECTION 8.7 (Effect of Changes on Warranties and
Safety) and any other provision of this EPC Contract which is thereby affected.
Any increase in the EPC Contract Price due to such Change

                                       56

shall be payable subject to a progress payment schedule to be submitted by
Contractor as part of the proposed written Change order. Any Dispute relating to any such Change shall be determined in terms of ARTICLE 16 (Dispute Resolution), but Contractor shall continue to implement any Owner's Change notwithstanding the Dispute.

         8.6      CONTRACTOR CHANGES

                  8.6.1 Notwithstanding the foregoing, or anything expressed or implied in this EPC Contract, if Contractor requests a Change so as to make the
Binary Plant meet the Performance Guarantees, or to otherwise comply with its obligations under this EPC Contract and such request does not involve any other cause or event that would otherwise entitle Contractor to such Change under this
EPC Contract, such Change shall be at Contractor's own cost and expense and shall be subject to the consent of the Owner's Representative (which consent shall not be unreasonably withheld). If the Owner's Representative withholds its consent to such Change, and Contractor remains of the view that it is necessary for the completion of the Work in accordance with this EPC Contract, then the matter shall be referred for resolution under ARTICLE 16 (Dispute Resolution).
Provided always in no event shall Owner be obliged to accept a Contractor's
Change that Owner considers to be detrimental to Owner's overall interests in relation to the Plant.

                  8.6.2 The requirements of SECTION 8.4(B) shall apply to every request made by Contractor for a Change under this SECTION 8.6, and the provisions of SECTION 8.4(B) shall be read as if references to "Owner's Change"
are to "Contractor's Change" and SECTION 8.4(B)(V) shall be read so that if the parties fail to reach agreement within 7 days the Dispute shall be determined in terms of ARTICLE 16 (Dispute Resolution).

         8.7      EFFECT OF CHANGES ON WARRANTIES AND SAFETY

                  8.7.1 If Contractor reasonably believes that a proposed
Owner's Change will result in Contractor not being able to comply with any express or implied warranty of the Works, Contractor shall serve Owner notice within fourteen (14) days of the receipt of such proposal of its belief and the believed effect together with such supporting technical data and other information as is reasonably required to confirm to Owner (acting reasonably)
the predicted effect of the proposed change in the Works. If the parties are

                                       57

unable to agree upon the Owner's Change and its predictive effect and Owner wishes to proceed with the Owner's Change then the matter shall be referred for immediate resolution by a suitably qualified expert either agreed by the parties or appointed by the President or nominee of the Institute of Professional
Engineers of New Zealand within 7 days of being requested to do so under this
EPC Contract. The expert shall be required to make the determination within 7 days of appointment. If Owner insists, despite the expert determination to require the execution of such proposal in circumstances where the expert determines the change will result in Contractor not being able to comply with any express or implied warranty of the Works, Contractor shall comply with
Owner's requirement to execute the proposal, but Contractor shall not be responsible for the resulting non compliance with affected warranties or performance guarantees, but only to the extent related to or derived from
Owner's proposal.

                  8.7.2 If a proposed Owner's Change will cause or result in an unlawful activity or may negatively affect safety of the Binary Plant or persons in its vicinity, Contractor shall serve Owner notice within fourteen (14) days of such proposal of its belief and the believed effect, and Contractor shall not be required by Owner to unlawfully execute such proposal.

         8.8      OTHER PROVISIONS UNAFFECTED

         Except to the extent a Change specifically amends one or more provisions hereof, all provisions hereof shall apply to all Changes, and no
Change shall be implied as a result of any other Change.

ARTICLE 9 - ACCESS AND REVIEW BY OWNER

         9.1      RESPONSIBILITY FOR DESIGN

         Contractor shall be responsible for the development of all technical data, design and other documentation required for the performance of the Works
(including the verification of the design specification of the Equipment) and its suitability or otherwise to achieve Contractor's obligations in SECTION 3.1
(General Responsibilities), particularly relating to fitness for purpose as described in SECTION 3.1(D).

                                       58

         9.2      INSPECTION OF WORK

         (a) In addition to inspection and testing required elsewhere under this
EPC Contract (including those noted in section 1.7 of SCHEDULE A (Owner's
Technical Requirements)), Owner shall have the right at all reasonable times to inspect and test, on the Site, any item of equipment, material, engineering, service or workmanship to be provided as part of the Works and to inspect and test any such major items that are being specially fabricated for Contractor in
New Zealand. Alternatively, Owner shall have the right to require Contractor to demonstrate to Owner, by testing or otherwise, that any such work complies with this EPC Contract or the Supply Contract as the case may be. Contractor shall, at the request of Owner, arrange for any such inspection, testing or demonstration at the relevant location. Owner shall coordinate such requested inspections and tests with Contractor to avoid unnecessary duplication of inspections and testing and interference with the performance of the Works.
Where any such matter inspected, tested or the subject of a demonstration under this clause:

                  (i)      does not conform with this EPC Contract or the Supply
                           Contract, Contractor shall be responsible for all
                           costs in respect of such inspection, testing or
                           demonstration and the Contractor shall not be
                           relieved of its obligations to carry out the Works in
                           accordance with the requirements of this EPC
                           Contract;

                  (ii)     conforms with this EPC Contract or the Supply
                           Contract, such inspection, testing or demonstration
                           shall be treated as an Owner's Change pursuant to
                           ARTICLE 8 (Changes).

         (b) Contractor shall be responsible for all costs in respect of any inspection, testing or demonstration required by any authority, other statutory or regulatory body or other authorised third party in relation to the Works and/or the Site.

         (c) Contractor shall give notice to Owner whenever any work is ready for inspection or testing and before it is materially covered up, put out of sight, or packaged for storage or transport. If Contractor fails to give notice then notwithstanding

                                       59

SECTION 9.2(A) (Inspection of Work) Contractor shall, if and when required by
Owner, uncover the work and thereafter reinstate and make good, all at
Contractor's cost.

         9.3      ACCESS TO THE SITE

         Owner shall have the right to access the Site at all times, shall have the right, at Owner's expense, to be present during all on-site and off-site test procedures and shall have the right to receive, upon request, a single hard copy and electronic copy of inspection and test procedures, quality control reports, and test reports and data. Contractor shall notify Owner at least ten
(10) days prior to the testing of major equipment items and systems at the Site.
While at the Site, Owner and its representatives shall comply with all of
Contractor's safety rules and other job site rules and regulations.

         9.4      DESIGN AND OTHER INFORMATION REVIEW

                  9.4.1 Contractor shall submit to Owner for review 4 hard
copies or 1 electronic copy of the documents listed in Exhibit A01 of SCHEDULE A
(Owner's Technical Requirements) and any other information reasonably requested by the Owner's Representative for the purposes of enabling commissioning and
Take Over of the Permanent Works.

                  9.4.2 Contractor shall submit to Owner's Representative one
(4) hard or one (1) electronic copy of the Design and Other Information in sufficient time to enable Owner's Representative to review such Design and Other
Information in accordance with this SECTION 9.4. In the event that a re-submission of Design and Other Information is required as provided in this
SECTION 9.4, such re-submission shall be made as soon as reasonably practicable after Contractor's receipt of the relevant statement of objections.

                  9.4.3 Following receipt of a submission of Design and Other
Information in accordance with SUBSECTION 9.4.2, the Owner's Representative shall within ten (10) days from receipt return to the Contractor either:

         (a)      a notice stating that he/she has no objections to the Design and Other Information as submitted (for the purposes of this
                  ARTICLE 9, a "notice of no objection"); or

                                       60

         (b)      a statement of objections which shall identify with due
                  particularity the aspects of the Design and Other Information which do not materially comply with the provisions of this EPC
                  Contract and/or accord in any material respect with any Design and Other Information previously submitted by Contractor.

If the Owner's Representative fails to respond within the ten (10) day period, then he/she will be deemed to have issued a notice of no objection.

                  9.4.4 If the Owner's Representative returns any Design and
Other Information under SUBSECTION 9.4.3(A) or is deemed to have issued a notice of no objection under SUBSECTION 9.4.3, Contractor may, subject to SUBSECTION
9.4.5, proceed with the Works in accordance with this EPC Contract.

                  9.4.5 If the Owner's Representative considers that revisions to a submission of Design and Other Information are appropriate, but that such revisions are of minor design significance, the Owner's Representative may issue a notice of no objection subject to an appended schedule of comments identifying the relevant revisions. Subject to the restrictions set forth in SUBSECTION
9.4.6, Contractor shall cause such Design and Other Information to be revised in accordance with such comments, but shall not be obliged to re-submit such Design and Other Information solely on account of such revisions.

                  9.4.6 If the Owner's Representative returns any statement
under SUBSECTION 9.4.3(B), Contractor shall cause the Design and Other
Information to be revised so as to take account of the properly stated
objections and as soon as reasonably practicable shall re-submit such Design and
Other Information to Owner's Representative, provided, however, that Contractor shall not be required to make any modifications or changes which are not in accordance with this EPC Contract.

                  9.4.7 Submission of a document under SUBSECTION 9.4.1, and the issue of notice of objection or the issue of a notice of no objection by Owner:

                  (a)      does not in any way place responsibility for the
                           document or the matters to which the document relates
                           upon Owner or restrict any

                                       61

                           remedy Owner would have otherwise have had with
                           respect to the relevant Works, or any other related
                           submission of a document by Contractor; and

                  (b)      shall not relieve Contractor from any of its
                           obligations under this EPC Contract or any liability
                           arising from the document.

         In particular, without limitation, Owner shall not be obliged to review a document submitted under SUBSECTION 9.4.1 and a notice of objection does not imply that Owner has undertaken such a review.

                  9.4.8 Neither a proper objection raised under SUBSECTION
9.4.3(B) nor a comment made under SUBSECTION 9.4.5 shall constitute a Change.

                  9.4.9 Except in the case of an Owner's Change or agreed
Contractor's Change, approved Design and Other Information shall not be departed from.

                  9.4.10 Owner and/or Owner's Representative shall have the
right to inspect all of the Design and Other Information at Contractor's
premises, for any part of the Works, includes as contemplated in section 1.5.1 of SCHEDULE A (Owner's Technical Requirements). Owner shall coordinate such requested inspections with Contractor to avoid unnecessary duplication of inspections and interference with the performance of the Works.

         9.5      DRAWINGS NOT TO BE PROVIDED

         Notwithstanding any other provisions of this EPC Contract, Contractor shall not be required to provide shop drawings nor any of Contractor's or
Supplier's confidential manufacturing drawings, designs or know-how nor the confidential details of manufacturing practices, processes or operations.

         9.6      USE OF DRAWINGS

         Documents, drawings and information supplied by Contractor may be used by Owner, its representatives, assignees and transferees, only for the purposes of completing, operating, maintaining, adjusting and repairing the Binary Plant.
No license is granted to

                                       62

copy or use documents, drawings or information so supplied in order to make or have made spare parts. Documents, drawings or information so supplied by
Contractor shall be subject to the confidentiality clause contained herein in
ARTICLE 23 (Confidentiality) and shall not be used, copied or communicated by
Owner to a third party otherwise than as strictly necessary and permitted under this EPC Contract.

ARTICLE 10 - TESTING

         10.1     TEST PROCEDURES

         Once Contractor has achieved commissioning of the Plant as provided in
SECTION 7.1 (Commissioning), Contractor shall conduct the Performance Tests described in SCHEDULE D (Performance Tests) hereto as described therein, and test results shall be adjusted in accordance with the Correction Curves as applied in accordance with SCHEDULE D (Performance Tests). Contractor shall provide everything necessary to conduct the Performance Tests apart from the obligations of Owner under this EPC Contract (e.g., supplying the Geothermal
Fluid).

         10.2     NOTICE OF TESTING

         Contractor shall give Owner's Representative at least three (3) days'
notice prior to the date(s) on which Contractor will be ready to perform the initial Performance Tests under SCHEDULE D (Performance Tests); provided that for any repeated test the notice period shall be at least twenty-four (24) hours before the time established by Contractor for such test. Owner's Representative shall be entitled to have, at its own cost, a suitably qualified independent party present during all such tests. If Owner's Representative and/or such independent party fails to attend at the time and place appointed for the tests,
Contractor shall be entitled to proceed with the tests in the Owner's
Representative's and/or such party's absence. The tests shall then be deemed to have been made in the presence of the Owner's Representative and such party and the results of the tests shall except for manifest error be accepted as accurate. Reporting the results of the tests shall be in accordance with the requirements of SCHEDULE D (Performance Tests).

                                       63

         If any aspect of the Works fails to pass any test, the Owner's
Representative may require such test to be repeated on the same terms and conditions and such testing shall be executed by Contractor.

         10.3     CONDUCT AND REPETITION OF TESTS

         Contractor may at any time prior to Take Over repeat at its cost, one or more times, any of the tests described in SCHEDULE D (Performance Tests)
where Contractor, in its sole discretion, believes that the results of the prior tests are unsatisfactory. Further, Contractor may undertake remedial actions at its cost in connection with such repeated tests, provided that such remedial action does not depart from previously approved Design and Other Information without the Owner's Representative's prior consent, which shall not be unreasonably withheld and the response shall be given promptly but not later than forty-eight (48) hours after Contractor's request.

         10.4     POST PERFORMANCE TESTS ALTERATIONS

         (a) If Contractor alters the setting, configuration or the like of the
Binary Plant during or after the successful completion of a Performance Test in a manner that would materially affect the integrity of such Performance Test, save where such alteration is part of the normal operating practice of the
Binary Plant or is approved/waived by Owner in its reasonable discretion, then the results of such affected successful Performance Test shall, at the option of
Owner, be invalidated.

         (b) Contractor shall notify Owner of any defects in the Binary Plant discovered during the conduct of any Performance Test.

         10.5     FAILURE TO PASS THE PERFORMANCE TESTS

         (a)      If:

                  (i)      the Corrected Net Power Output in respect of the
                           final Performance Test for net power output set forth
                           in section 1.5.9 of SCHEDULE D (Performance Tests) is
                           less than 90% of the Guaranteed Net Power Output; or

                                       64

                  (ii)     the Corrected Pressure Drop in respect of the final
                           Performance Test for pressure drop set forth in
                           SCHEDULE D (Performance Tests) is greater than the
                           2.7 barg; or

                  (iii)    the Binary Plant fails to pass the Reliability Run
                           (following any rescheduled run/s of the Reliability
                           Run permitted by SCHEDULE D (Performance Tests) or
                           this EPC Contract),

                  Owner shall be entitled to:

                  (1)      order Contractor to carry out corrective work and a
                           repetition of the relevant Performance Test(s);

                  (2)      reject the Binary Plant, in which event Owner shall,
                           without prejudice to any other rights or remedies
                           under this EPC Contract or otherwise have the same
                           remedies as are provided in SECTION 21.1 (Termination
                           for Cause), SUBSECTION 21.1.3 (Consequences of
                           Termination), and SUBSECTION 21.1.4 (Payment After
                           Termination); or

                  (3)      accept the Binary Plant at the reduced performance
                           level, subject to reduction of the EPC Contract Price
                           in terms of paragraph (b) below.

         (b) In the event Owner accepts the Binary Plant in terms of SECTION
10.5(A)(3) then the EPC Contract Price shall be reduced by the amount appropriate to cover the reduced value of the Binary Plant to Owner (and SECTION
8.3 (Request) shall not apply) having regard to:

                  (i)      an acceptable return to Owner on the revised EPC
                           Contract Price, having regard to the electricity that
                           can be generated from the Binary Plant and the cost
                           of its operation; and

                  (ii)     any other matter which would be reasonably relevant
                           to Owner's consideration of the price it would be
                           prepared to pay for the

                                       65

                           Binary Plant given its performance, economic life and
                           its whole of life cost,

                           provided always that if Owner accepts the Binary
                           Plant in terms of SECTION 10.5(A)(3) without having
                           agreed upon a revised EPC Contract Price with
                           Contractor, the EPC Contract Price shall be
                           determined in accordance with ARTICLE 16 (Dispute
                           Resolution). Upon the determination of the reduction
                           in the EPC Contract Price in accordance with ARTICLE
                           16 (Dispute Resolution), Owner shall be entitled to a
                           further opportunity to exercise either of the options
                           in SECTION 10.5(A)(1) or 10.5(A)(2) and not take over
                           the Binary Plant for the reduced price so determined.

         (c) In the event Owner has already paid Contractor more than the reduced EPC Contract Price, Owner may recover the amount of the overpayment as a debt due from Contractor. The acceptance of the Binary Plant by Owner, and the reduction of the EPC Contract Price shall not otherwise relieve Contractor of its obligations under this EPC Contract, save in relation to those consequences which necessarily arise as a result of the failure which gave rise to the reduction in the EPC Contract Price; provided, however, that if Owner receives any amount from Supplier for a similar claim under the Supply Contract, the liability of Contractor under this clause shall be reduced accordingly .

         (d) If the final applicable Performance Tests (which to avoid doubt must be carried out prior to the Reliability Run that is the basis for Take
Over) establish that:

                  (i)      the Corrected Net Power Output is less than 100% (but
                           not less than 90%) of the Guaranteed Net Power
                           Output; or

                  (ii)     the Corrected Pressure Drop is more than the
                           Guaranteed Pressure Drop (but not more than the 2.7
                           barg),

         Contractor shall pay liquidated damages in accordance with SECTION 12.2
         (Liquidated Damages for Performance Deficiency).

                                       66

ARTICLE 11 - WARRANTIES

         11.1     GENERAL WARRANTY

         Contractor warrants that:

                  (a)      the Works and the Equipment shall conform in all
                           material respects to Laws, Owner's Consents, and the
                           other applicable descriptions, specifications and
                           criteria set forth in this EPC Contract and the
                           Supply Contract;

                  (b)      the Works shall be performed in a workmanlike and
                           skilful manner;

                  (c)      the Works and the Equipment shall be of good quality
                           and will, on Take Over, be free from defects in
                           workmanship, material, design and title and, as
                           specified in SECTION 3.1(D) (General
                           Responsibilities), fit for the purposes for which the
                           Works are intended, each in accordance with this EPC
                           Contract.

                  (d)      All materials and other items when incorporated in
                           the Works and the Equipment shall be new and of a
                           suitable grade of its respective kind for its
                           intended use;

                  (e)      it is a corporation duly organised, validly existing
                           and in good standing under the laws of its home
                           country, and has full power to engage in the business
                           it presently conducts and contemplates conducting,
                           and is and will be duly licensed or qualified and in
                           good standing under the laws of each jurisdiction in
                           which it transacts business;

                  (f)      there are no actions, suits, proceedings or
                           investigations pending or, to Contractor's knowledge,
                           threatened against it, which individually or in the
                           aggregate could result in any materially adverse
                           effect on

                                       67

                           Contractor or in any impairment of its ability to
                           perform its obligations under this EPC Contract;

                  (g)      it has no knowledge of any violation or default with
                           respect to any order, writ, injunction or any decree
                           of any court or any governmental department
                           commission, board, agency or instrumentality which
                           may result in any such materially adverse effect or
                           such impairment;

                  (h)      it owns or has the right to use all Intellectual
                           Property Rights necessary to perform this EPC
                           Contract and to carry on its business as presently
                           conducted and presently planned to be conducted
                           without conflict with the rights of others;

                  (i)      it has knowledge of all of the legal requirements,
                           business practices and other matters specific to New
                           Zealand that must be followed or complied with in
                           performing this EPC Contract and this EPC Contract
                           will be performed in conformity with such
                           requirements and practices.

                  (j)      it will employ, or contract with, suitably expert and
                           experienced employees and Subcontractors to strictly
                           discharge Contractor's obligations under this EPC
                           Contract;

                  (k)      it has audited the Owner's Technical Requirements and
                           any design provided by Owner and is unaware of any
                           inaccuracy or defect in the same that should have
                           been apparent to a qualified and competent contractor
                           experienced in work of similar nature and scope as
                           the Works;

                  (l)      it has exercised and will continue to exercise in the
                           design of the Works all the skill and care to be
                           expected of a professionally qualified and competent
                           designer experienced in work of similar nature and
                           scope as the Works;

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                  (m)      it understands the Owner's Technical Requirements and
                           the Works will, when completed, comply in all
                           respects with the Owner's Technical Requirements;

                  (n)      the Binary Plant has been or will be designed and
                           constructed using proven up-to-date good practice and
                           to standards appropriate to the development which are
                           consistent with the Owner's Technical Requirements
                           and with the intended use of the Binary Plant;

                  (o)      no goods or materials generally known to be
                           deleterious or otherwise not in accordance with good
                           engineering practice have been or will be specified
                           or selected by Contractor or any one acting on its
                           behalf and no goods or materials which, after their
                           specification or selection by or on behalf of
                           Contractor but before being incorporated into the
                           Binary Plant, become generally known to be
                           deleterious or otherwise not in accordance with good
                           engineering practice, will be incorporated into the
                           Works; and

                  (p)      the design of the Permanent Works has taken or will
                           take full account of the effects of the intended
                           construction methods, Temporary Works and
                           Contractor's Equipment.

         11.2     DEFECTS CORRECTION WARRANTY PERIOD

                  11.2.1      DURATION

                  The warranties set forth in SECTION 11.1 (General Warranty)
shall inure for the benefit of Owner and its successors and assigns and, except as expressly provided below in this SECTION 11.2, the warranties set forth in
SECTION 11.1 (other than the warranties set forth in SECTION 11.1(D)-(I) and (K)
and (N) which are made and in effect as of the Commencement Date) shall be in effect from Take Over for the duration of:

                  (a)      twenty four (24) months; and

                                       69

                  (b)      thirty six (36) months for any defect in the Binary
                           Plant of the kind described in SECTION 11.1 (General
                           Warranty) that was caused by the gross misconduct of
                           Contractor and which would not have been disclosed by
                           a reasonable examination prior to the expiry of the
                           above described applicable warranty period (for
                           purposes of this paragraph, "gross misconduct" does
                           not comprise each and every lack of care or skill but
                           means an act or omission on the part of Contractor
                           which implies either a failure to pay due regard to
                           the serious consequences which a conscientious and
                           responsible contractor would normally foresee as
                           likely to ensue or a willful disregard of any
                           consequences of such act or omission);

the time periods specified in paragraphs (a) and (b) being the Defects
Correction Period.

The Defects Correction Period set forth in paragraph (a) above with respect to any item of the Works that is repaired, replaced, modified, or otherwise altered after Take Over by Contractor shall extend for a period of twenty four (24)
months from the date of completion of such alteration, provided, however, that in no case shall the warranty extended hereunder exceed the maximum period of thirty-six (36) months from Take Over.

                  11.2.2      PUNCHLIST AND DEFECTS

                  In order that the Permanent Works, including the Binary Plant, and the documents to be provided by Contractor under this EPC Contract are in the condition required by this EPC Contract by the expiry date of the Defects
Correction Period Contractor shall, as soon as practicable after the issue of the Take Over Certificate and at its own risk and cost:

                  (a)      complete all items on the Punchlist and any other
                           Works that is  outstanding  at Take Over; and

                  (b)      execute all work required to remedy defects or damage
                           or other non-conformance in the Permanent Works,
                           provided that where such defect, damage or
                           non-conformance arises as a result of a

                                       70

                           failure by Owner to comply with the operation and
                           maintenance manuals issued by Contractor under this
                           EPC Contract, in which event Owner shall reimburse
                           Contractor the Cost of such work plus a ten percent
                           allowance for overhead and profit.

                  11.2.3      DEFECTS WARRANTY

                  (a) If within the Defects Correction Period a defect in the
Works occurs and Owner notifies Contractor of the defect, Contractor will promptly reperform, repair or replace, as Contractor (acting reasonably)
determines is appropriate under the circumstances, the portion of the Works that has been determined to be defective. This warranty will not cover repairs or alterations (not being normal maintenance work required to be carried out by
Owner under the operating and/or maintenance manuals provided by Contractor under this EPC Contract) made by Owner or a third party without Contractor's written consent. Owner shall cooperate to provide reasonable access thereto and working and workshop spaces in order to enable the Contractor to perform the repair. Further, if special rigging, cranes or heavy equipment or any labour required in connection with operating such equipment is available at the Site and necessary for the performance of such repairs, Owner shall provide
Contractor with access to such equipment and labour and Contractor shall pay reasonable compensation therefor.

                  (b) The warranties in this EPC Contract do not extend or apply to damage, deterioration or failure resulting after Take Over from:

                              (i)  normal wear and tear but excluding any wear
                              and tear  attributable  to a defect in the Works;

                              (ii) abnormal environment over and above that
                              which would ordinarily be expected for the site in
                              which the Binary Plant is operated;

                              (iii) failure of Owner to store, operate and
                              maintain the Works in accordance with the Design
                              Range or the operation and maintenance manuals
                              furnished by Contractor in accordance

                                       71

                              with SCHEDULE A (Owner's Technical Requirements)
                              including, but not limited to, the fuel, lube oil
                              and water specifications; or

                              (iv)  an event of Force Majeure.

                  11.2.4      FAILURE TO REMEDY DEFECTS

                  (a) If Contractor fails to remedy any defect and directly
resulting damage as soon as reasonably practicable, Owner may give written notice to Contractor requiring Contractor to remedy the defect or damage within a specified reasonable time.

                  (b) If Contractor fails to remedy the defect and directly
resulting damage by this notified date, the failure shall constitute a fundamental breach of Contractor's obligations under this EPC Contract and Owner may:

                           (i)      carry out the work  itself or by others and
                                    the Contractor  shall pay to the Owner the
                                    costs reasonably incurred by the Owner in
                                    remedying the defect or damage, or

                           (ii)     if the defect and directly resulting damage
                                    deprives the Owner of substantially the
                                    whole benefit of the Works or any major part
                                    of the Works, exercise the Owner's rights
                                    under ARTICLE 21 (Termination).

                  (c) In connection with the warranty provisions set forth in this ARTICLE 11 (Warranties), the parties shall comply with the provisions of
SCHEDULE F (Warranty Procedures).

                  11.2.5      REMOVAL OF DEFECTIVE WORK

                  If the defect or damage cannot be remedied expeditiously on the Site and Owner gives consent, Contractor may remove from the Site for the purposes of repair such items of the Works as are defective or damaged. As a condition of such consent Owner may require Contractor to provide a performance bond or other appropriate security.

                                       72

                  11.2.6      FURTHER TESTS

                  As part of the work of remedying of any defect or damage after
Take Over, Owner (acting reasonably) may require Contractor to test the replaced component or, where reasonably appropriate, related system or subsystem to substantiate that such defect or damage has been properly remedied. The requirement shall be made by notice within 28 days after the defect or damage is remedied. The parties shall use reasonable endeavours to agree upon the nature and extent of the testing reasonably required in the circumstances and in the event that they are unable to agree either party may request the nature and extent of the testing reasonably required in the circumstances be fixed by an expert appointed by the President or nominee of the Institute of Professional
Engineers New Zealand and the determination of that expert shall be final and binding upon the parties

                  The agreed or expert determined repeat tests shall be carried out in accordance with the terms applicable to the previous tests at the risk and cost of Contractor with due allowance for degradation as is appropriate. For the avoidance of doubt ARTICLE 12 (Liquidated Damages) shall not apply.

                  11.2.7      FINAL ACCEPTANCE CERTIFICATE

                  (a) Owner shall issue the Final Acceptance Certificate within
10 days after the end of the Defects Correction Period (not taking into account the period specified in SUBSECTION 11.2.1(B) but including any extension of the period specified in SUBSECTION 11.2.1(A) as provided in SUBSECTION 11.2.1), or within 10 days of Contractor completing all items on the Punchlist, remedying any defects or damage and otherwise completing all of the Works required by this
EPC Contract, whichever is the later.

                  (b) On the issuance of the Final Acceptance Certificate Owner shall release the replacement performance bond provided under SECTION 7.4
(Replacement Performance Bond) and the parent company guaranty provided under
SECTION 13.1(D) (Security Provided by Contractor). Further, upon the end of the twenty-four month period after Take Over, the replacement performance bond shall be reduced to the amount mutually agreed upon by the parties that reasonably reflects the value of the Works that

                                       73

were replaced or corrected by Contractor during the Defects Correction Period prior to such date. If the parties are unable to agree upon such values, then the parties shall promptly refer the matter for determination under the Disputes resolution procedure set forth in ARTICLE 16 (Dispute Resolution).

                  11.2.8      REMEDIES

                  The guarantees and warranties provided in this EPC Contract are exclusive and are given and accepted in lieu of:

                  (a)  any and all other warranties and/or guarantees,
                       statutory, or implied (including, without limitation,
                       the implied warranties of merchantability and fitness
                       for a particular purpose, and all warranties arising
                       from course of dealing or usage of trade);

                  (b)  any warranties or conditions implied by the Sale of
                       Goods Act 1908 relating to quality and suitability.

The remedies of Owner for any breach of guarantees and warranties shall be limited to those permitted in this EPC Contract, to the exclusion of any and all other remedies. No agreement varying or extending the foregoing guarantees, warranties, remedies or limitations will be binding upon Contractor unless in writing and signed by a duly authorized representative of Contractor.

                  11.2.9      CLEARANCE OF SITE

                  Within two weeks of receiving the Final Acceptance
Certificate, Contractor shall have removed any remaining Contractor's Equipment, surplus material, wreckage, rubbish and Temporary Works from the Site.

         11.3     DISCLAIMER AND RELEASE

                  11.3.1   EXCEPT FOR GROSS NEGLIGENCE OR FRAUD ON THE PART OF
CONTRACTOR:

                                       74

                  (A) THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF CONTRACTOR,

                  (B) AND RIGHTS AND REMEDIES OF OWNER,

SET FORTH OR PERMITTED IN THIS EPC CONTRACT WITH RESPECT TO ANY NON-CONFORMANCE
OR DEFECT IN ANY WORKS OR EQUIPMENT ARE EXCLUSIVE.

                  11.3.2 OWNER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER
WARRANTIES, OBLIGATIONS, AND LIABILITIES ON THE PART OF CONTRACTOR, TOGETHER
WITH ALL OTHER RIGHTS, AND REMEDIES OF OWNER AGAINST CONTRACTOR, EXPRESS OR
IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY:

                  (A) WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR
PURPOSE;

                  (B) WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF
DEALING OR USAGE OF TRADE;

                  (C) OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT,
WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF CONTRACTOR, ACTUAL, PASSIVE OR
IMPUTED;

                  (D) OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF
OR DAMAGE TO ANY PRODUCT OR PART OF THE WORKS;

                  (E) LIABILITY OF OWNER TO ANY THIRD PARTY; AND

                  (F) INCIDENTAL OR CONSEQUENTIAL DAMAGES.

                  11.3.3 CONTRACTOR'S WARRANTY UNDER THIS EPC CONTRACT DOES NOT
APPLY TO ANY NON-CONFORMANCE OR DEFECT IN ANY PRODUCT, EQUIPMENT OR PART OF THE
PLANT, TO THE EXTENT SUCH

                                       75

NON-CONFORMANCE OR DEFECT HAS BEEN DIRECTLY OR INDIRECTLY CAUSED BY ANY OTHER
NEGLIGENT ACT OR OMISSION OF OWNER.

ARTICLE 12 - REMEDIES

         12.1     LIQUIDATED DAMAGES FOR DELAY IN TAKE OVER

                  12.1.1 After the Scheduled Take Over Date, Contractor shall pay to Owner as liquidated damages, and not as a penalty, for each day or part of a day which shall elapse between the Scheduled Take Over Date and the date of the Take Over a sum equal to NZ$18,000 (plus GST if any) per day; provided, however, that if Take Over does not occur by the Scheduled Take Over Date, but nevertheless the Binary Plant is generating electricity, then the liquidated damages payable by Contractor under this SUBSECTION 12.1.1 shall be reduced (but not to less than zero) by the amount of the net revenue (including payments under any hedge agreement, to the extent such hedge agreement is applicable to the Binary Plant) received by Owner until the date Take Over occurs.

                  12.1.2 Owner may, without prejudice to any other method of recovery, deduct the amount of such liquidated damages from any monies due, or to become due, to Contractor under this EPC Contract. The payment or deduction of such damages shall not relieve Contractor from its obligation to complete the
Works, or from any other of its duties, obligations or responsibilities under this EPC Contract.

                  12.1.3 If at any time after the Scheduled Take Over Date,
Contractor is delayed in carrying out the Works as a result of any event identified in SUBSECTION 5.1.1 (Extension of Time) which would have entitled
Contractor to an extension of time had it occurred prior to the Scheduled Take
Over Date, Contractor's obligation to pay liquidated damages under SUBSECTION
12.1.1 shall be suspended for such period as represents the extension of time to which Contractor would have been entitled had SUBSECTION 5.1.1 (Extension of
Time) applied.

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         12.2     LIQUIDATED DAMAGES FOR PERFORMANCE DEFICIENCY

                  If:

                  (a) the Corrected Net Power Output in respect of the Net Power
Output Performance Test described in SCHEDULE D (Performance Tests) upon which
Take Over is based is less than 100% (but not less than 90%) of the Guaranteed
Net Power Output then Contractor shall pay Owner liquidated damages of NZ$4,575
(plus GST if any) per kilowatt for each kilowatt that the Corrected Net Power
Output is below 100% of the Guaranteed Net Power Output; and

                  (b) the Corrected Pressure Drop in respect of the Pressure
Drop Performance Tests described in SCHEDULE D (Performance Tests) upon which
Take Over is based is more than the Guaranteed Pressure Drop (but not more than the 2.7 barg), then Contractor shall pay Owner liquidated damages of NZ$145,200
(plus GST if any) for each 0.1 barg that the Corrected Pressure Drop exceeds the
Guaranteed Pressure Drop.

         12.3     MAXIMUM LIQUIDATED DAMAGES

         In no event shall the aggregate amount of liquidated damages payable by
Contractor pursuant to SECTION 12.1 (Liquidated Damages for Delay in Take Over)
and SECTION 12.2 (Liquidated Damages for Performance Deficiency) exceed twenty-five percent of the sum of the EPC Contract Price and the Supply Contract
Price (as that term is defined in the Supply Contract) provided however that if
Owner shall receive any liquidated damages from Supplier under the Supply
Contract, the aggregate amount of liquidated damages payable by Contractor as specified above shall be reduced accordingly.

         12.4     EVENT CHARGES

         If at any time before Take Over, Owner incurs an instantaneous reserve event charge (or like charge) under its Grid operator services arrangement with
Transpower (or equivalent arrangement from time to time) due to any act or omission of Contractor or defect in the Works or the Equipment, Contractor shall pay liquidated damages calculated in accordance with the calculation for such instantaneous reserve event charge (net of any

                                       77

rebates) in Transpower's posted terms for Grid operator services (or equivalent document) from time to time.

         12.5     PAYMENT

         Owner shall be entitled to demand payment of any liquidated damages which accrue under this ARTICLE 12 (Remedies) at any time after they have accrued. Contractor shall pay the amount so demanded (plus GST if any) within 21 days after receipt of such notice.

         12.6     GENUINE ESTIMATE

         Contractor acknowledges that the liquidated damages under this ARTICLE
12 reflect genuine estimates of the losses Owner is likely to suffer in the event of a default by Contractor of a type referred to in this ARTICLE 12.

         12.7     EXCLUSIVE REMEDY

         (a) Subject to paragraph (b) and to Owner's right to reject under
SECTION 10.5 (Failure to Pass the Performance Tests) and to recover losses during retesting under SECTION 12.8 (Make Right Obligation]

                  (i)      liquidated damages net of any net generation revenue
                           received from Owner under Section 12.1 (Liquidated
                           Damages for Delay in Take Over) shall be the only
                           damages payable by Contractor for failing to achieve
                           Take Over in terms of SECTION 7.2 (Take Over) by the
                           Scheduled Take Over Date, but shall not otherwise
                           limit the Owner's rights and remedies under this EPC
                           Contract for claims other than for delays, and

                  (ii)     liquidated damages under SECTION 12.2 (Liquidated
                           Damages for Performance Deficiency) shall be Owner's
                           sole and exclusive remedy for failure by Contractor
                           to achieve the Guaranteed Net Power Output and the
                           Guaranteed Pressure Drop or other Binary Plant output
                           or operating performance.

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         (b) In the event the EPC Contract is terminated by Owner pursuant to
ARTICLE 21 (Termination), liquidated damages shall apply up to the date of such termination and general damages shall apply from the date of such termination.

         12.8     MAKE RIGHT OBLIGATION

         Notwithstanding that Contractor may have paid liquidated damages for the performance deficiency pursuant to SECTION 12.2 (Liquidated Damages for
Performance Deficiency):

                  (a) Contractor may carry out such remedial Work and repeat the
Net Power Output and/or Pressure Drop Performance Test, in accordance with
ARTICLE 10 (Testing), within 120 days following Take Over;

                  (b) if the results of the last such repeated Performance Test show that such performance deficiency has been reduced or rectified or that the liquidated damages payable thereon have been reduced, Owner shall refund ninety percent of the difference between the amount of liquidated damages previously paid by Contractor for such performance deficiency and the amount of liquidated damages, if any, payable by Contractor under SECTION 12.2 (Liquidated Damages for Performance Deficiency) based upon the results of such last repeated
Performance Test; and

                  (c) All such remedial Work and repeat tests shall be
coordinated with Owner and conducted by Contractor in such a way and at such times as to minimize so far as reasonably possible interference or disruption to the normal operation of the Binary Plant. To the extent that such remedial work requires power generation from the Binary Plant to be reduced to effect the remedial work, Contractor shall reimburse Owner for this lost generation on a pro rata basis of NZ$18,000 per day /14.38 MW (plus GST if any) for each MW lost.

         12.9     GENERAL LIMITATION OF LIABILITY

                  (a) Without prejudice to the Contractor's liquidated damages obligations in this Contract or its obligations in SECTION 12.9(C), Contractor shall in no event be liable to Owner, by way of indemnity or by reason of any breach of this EPC

                                       79

Contract or in tort, including negligence and strict liability, or otherwise, for loss of profit or revenues or similar, claims of the Owner's customers or other damages or losses not being direct damages for losses.

                  (b) The total liability of Contractor to Owner on all claims of any kind (other than under SECTION 17.3) shall in no case exceed the aggregate of the EPC Contract Price and the Supply Contract Price (as that term is defined in the Supply Contract) provided however that if Owner shall receive any amount from Supplier directly for any claims under the Supply Contract, the maximum liability of Contractor shall be reduced accordingly.

                  (c) Nothing in this SECTION 12.9 shall limit the liability of
Contractor for general damages in any case of fraud or gross misconduct.

ARTICLE 13 - SECURITIES

         13.1     SECURITY PROVIDED ON BEHALF OF CONTRACTOR

                  (a) Contractor's obligations under this EPC Contract shall as an essential term of this EPC Contract be secured by a performance bond in the form of a standby letter of credit provided or confirmed by a reputable investment grade surety company or financial institution as assessed by Moody's
Investors Service from time to time (reasonably acceptable in all respects to
Owner) substantially in the form attached hereto as SCHEDULE H-1 (any material changes in such form shall be subject to the approval of Owner (acting reasonably)) in the maximum amount equal to ten percent of the New Zealand dollar portion of the EPC Contract Price (initially, Seven Hundred Fifty-Two
Thousand Two Hundred Forty-Five New Zealand Dollars (NZ$752,245)) (the "NZ$
Denominated L/C). The NZ$ Denominated L/C shall be provided prior to receipt of the first NZ$ payment under the Milestone Payment Schedule, shall become effective upon Contractor's receipt of the first NZ$ payment under the Milestone
Payment Schedule and shall be increased from time to time by the New Zealand dollar amounts received by Contractor from Owner under the Milestone Payment
Schedule up to the foregoing maximum amount.

                                       80

                  (b) Contractor's obligations under this EPC Contract and
Supplier's obligations to deliver Equipment under the Supply Contract shall as an essential term of this EPC Contract be secured by a performance bond in the form of a standby letter of credit provided or confirmed by a reputable investment grade surety company or financial institution as assessed by Moody's
Investors Services from time to time (reasonably acceptable in all respects to
Owner) substantially in the form attached hereto as SCHEDULE H-2 (the "US$
Denominated L/C") (any material changes in such form shall be subject to the approval of Owner (acting reasonably)) . The US$ Denominated L/C shall be provided prior to receipt of the first US$ payment under either the Milestone
Payment Schedule of this EPC Contract or the Supply Contract, shall become effective upon the earlier of Contractor's receipt of the first US$ payment under this EPC Contract or Supplier's receipt of the first payment under the
Milestone Payment Schedule of the Supply Contract and shall be increased from time to time by (i) the United States dollar amounts received by Contractor from
Owner under this EPC Contract up to a maximum of Eighty-Three Thousand United
States Dollars (US$83,000) plus (ii) the amounts received by Supplier from Owner under the Supply Contract Milestone Payment Schedule for payment Milestones nos.
1-18. The US$ Denominated L/C shall be reduced from time to time upon Supplier's delivery to the Site of Equipment or parts thereof under the Supply Contract as evidenced by a delivery acknowledgment document (either a packing slip or other delivery document from the carrier delivering such item to the Site) that is countersigned by Owner's Representative or his designee (or if such individual fails to countersign within 24 hours of Contractor's request, countersigned by
SGS New Zealand Limited or such other independent third party mutually agreed upon by Owner and Supplier, with Contractor paying the expenses of such third party) after such third party's confirmation of delivery by the applicable
Supply Contract Milestone Payment Schedule amounts for such delivered items;
provided, however, that the US$ Denominated L/C shall not be reduced below the sum equal to ten percent of the sum of the U.S. Dollar portion of the EPC
Contract Price and the Supply Contract Price (initially, One Million Seven
Hundred Twenty-Nine Thousand Four Hundred Ninety United States Dollars
(US$1,729,490)). Contractor shall provide contemporaneous written notice to
Owner of each request that Contractor submits to the financial institution issuing the US$ Denominated L/C for a reduction in the amount of the same as provided above.

                                       81

                  (c) Both the NZ$ Denominated L/C and the US$ Denominated L/C
shall remain valid until the earlier of (i) issue of the Take Over Certificate or (ii) the termination of this EPC Contract; provided, however, that if at such termination Owner has a Dispute with Contractor that is in the process of being resolved in accordance with ARTICLE 16 (Dispute Resolution), then the release of the NZ$ Denominated L/C and the US$ Denominated L/C shall be subject to
Contractor posting a replacement bond, letter of credit or other security acceptable to Owner (acting reasonably) in an amount mutually agreed upon by the parties that reasonably reflects the value of claim(s) of Owner that are the subject of such Dispute. If the parties are unable to agree upon such amount, then the parties shall promptly refer the matter for determination under the
Disputes resolution procedure set forth in ARTICLE 16 (Dispute Resolution) with such replacement security being released upon resolution or satisfaction of such
Dispute. If the NZ$ Denominated L/C or the US$ Denominated L/C by its terms will expire before the issue of the Take Over Certificate, then Contractor shall provide to Owner evidence of the renewal or replacement of said performance bond at least ten (10) business days before such expiration date.

                  (d) Contractor shall as an essential term of this EPC
Contract, procure that ORMAT Industries Ltd. shall provide a parent company guaranty in the form in SCHEDULE G (ORMAT Industries Ltd. Guaranty) hereto upon execution of this EPC Contract, to guarantee Contractor's obligations to perform hereunder.

         13.2     EPC CONTRACT AND SUPPLY CONTRACT

         The Supply Contract shall be collateral to this EPC Contract to the intent that:

                  (a) any default by Supplier under the Supply Contract shall be a default by Contractor under this EPC Contract and the Owner may exercise its rights on such default in respect of either or both of the Supply Contract and this EPC Contract as Owner (acting reasonably) deems appropriate,

                  (b) any default by Owner under the Supply Contract shall be a default by Owner under this EPC Contract and on such default Contractor may exercise its rights under this EPC Contract, as Contractor (acting reasonably)
deems appropriate;

                                       82

                  (c) any termination of the Supply Contract, whether for cause, convenience, extended suspension or force majeure, shall unless otherwise agreed upon by the parties be a similar termination of this EPC Contract; and

                  (d) Contractor shall cooperate and coordinate with Supplier so that pursuant to the terms of this EPC Contract and the Supply Contract Owner is provided at Take Over 14.38 MW (net, at Guarantee Conditions) binary plant capable to operate safely and lawfully on the Site using Owner-supplied
Geothermal Fluid meeting the Design Range and capable of dispatching electricity to the Grid interface with the Wairakei Station all in accordance with the requirements set out in SCHEDULE A (Owner's Technical Requirements).

ARTICLE 14 - CARE OF THE WORK; TITLE

         14.1     RISK OF LOSS

         Contractor shall bear the risk of physical loss or destruction of or damage to the Equipment from the point in time such items are delivered FOB
(Incoterms 2000) until Take Over Certificate is issued. Contractor shall bear the risk of physical loss or destruction of or damage to the Works (excluding
Equipment) and shall retain care of the Works until the issue of the Take Over
Certificate.

         14.2     CONTRACTOR'S CARE OF THE BINARY PLANT

         (a) Contractor shall take full responsibility for the care of the
Binary Plant until the Take Over Certificate is issued when, subject to paragraph (b), responsibility for the care of the Binary Plant shall pass to
Owner.

         (b) Notwithstanding that responsibility may have passed to Owner under paragraph (a), Contractor shall remain responsible for the repair of any aspect of the Binary Plant which is defective or outstanding on the date stated in the
Take Over Certificate, until this defective or outstanding work has been completed in accordance with this EPC Contract.

                                       83

         (c) If any loss or damage happens to the Binary Plant prior to the issue of the Take Over Certificate, or if loss or damage happens to any aspect of the Binary Plant for which Contractor remains responsible for the repair of under paragraph (b), Contractor shall rectify the loss or damage at Contractor's risk and cost, so that the Binary Plant is provided to Owner in accordance with this EPC Contract.

         (d) Contractor shall be liable for any loss or damage to the Works caused by any act or omission of Contractor after the Take Over Certificate has been issued until the later of Final Acceptance or the completion of
Contractor's performance of Works at the Site, except to the extent that the same was caused by Owner. Contractor shall also be liable for any loss or damage to the Works which occurs after the Take Over Certificate has been issued and which arose from a previous event for which Contractor was liable, except to the extent that such loss or damage was caused by Owner.

         14.3     DELIVERY

         Contractor shall be responsible to assure safe delivery of all materials, equipment, tools, supplies and other items to the Site related to the
Works including all of the Equipment.

         14.4     TITLE

         Contractor warrants that it has good title to the Works and shall procure that title to the Works shall pass to Owner free of all liens, claims, charges, security interests (including security interests under the Personal
Property Securities Act 1999) and encumbrances upon the earlier of delivery to the Site or payment to Contractor or Supplier as the case may be under this EPC
Contract or the Supply Contract for the applicable Works or Equipment.

         14.5     TITLE TO ELECTRICITY

         Owner has title to and is entitled to the commercial benefit of all electricity produced from the Binary Plant, including electricity produced during commissioning and testing.

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ARTICLE 15 - INSURANCE

         15.1     CONTRACTOR PROVIDED INSURANCE

         Contractor shall provide the following insurance no later than the times specified in SECTION 6.4(B) (Preconditions to Milestone payments) with the indicated limits, with its insurance carriers, naming Owner as an additional insured and shall maintain such insurance in full force and effect until Take
Over. In the event this insurance or any portion of it becomes commercially unavailable on commercially reasonable rates and terms Owner and Contractor shall cooperate in their efforts to obtain such replacement insurance as may be available and this EPC Contract shall be modified accordingly:

                  (a) Comprehensive General Liability - with combined single limits of NZ$10,000,000 per occurrence and in the aggregate;

                  (b) Equipment and Contractor's plant, goods and materials loss in transit to the Site, including ocean marine shipment (replacement value);

                  (c) New Zealand Statutory Liability Insurance - NZ$1,000,000,
and

                  (d) Contract Works Insurance for the full value of the Works including earthquake. Cover for earthquake, fire, collapse, flood and any other catastrophic perils shall be in such sub-limits that are commercially available at reasonable rates in the commercial insurance market.

         15.2     POLICIES

         All policies of insurance maintained pursuant to this ARTICLE 15 shall:

                  (a) require forty-five (45) days' prior notice to the
additional insured parties of cancellation, non-renewal or material change in coverage;

                  (b) provide that such insurance is primary without right of contribution from any other insurance which might otherwise be available to the insured party;

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                  (c) provide that, in the event of any loss payment under a policy, the insurer shall waive any rights of subrogation against the insured party and shall waive any setoff or counterclaim or any other deduction whether by attachment or otherwise; and

                  (d) include a cross-liability endorsement providing that
inasmuch as the policies are written to cover more than one insured, all terms and conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

         15.3     EVIDENCE OF INSURANCE

         Upon request by Owner, Contractor shall furnish Owner with the policy wording and a Certificate of Insurance, issued by the Insurer, as evidence that
Contractor provided insurance is being maintained..

ARTICLE 16 - DISPUTE RESOLUTION

         16.1     RESOLUTION BY PARTIES

         Owner and Contractor desire that this EPC Contract operate between them fairly and reasonably. If during the term of this EPC Contract, a Dispute arises between Owner and Contractor, or one party perceives the other as acting unfairly or unreasonably, or a question of interpretation arises hereunder, then either party identifying the Dispute shall serve notice on the other (a "Notice of Dispute") stating the nature of the Dispute, together with brief particulars of the facts and circumstances relied on by the party serving the Notice of
Dispute and the Owner's Representative and Contractor's Representative shall then promptly confer and exert their best efforts in good faith to reach a reasonable and equitable resolution of the Dispute. If the Owner's
Representative and the Contractor's Representative are unable to resolve the
Dispute (whether because of a disagreement between them or because they did not communicate or respond) within five (5) business days after the Notice of
Dispute, the matter shall be referred after notice by either party to the other within two (2) business days of the lapse of the aforementioned five (5)
business days to the parties' responsible corporate officers for resolution.
Neither party shall seek resolution by arbitration of any Dispute arising in connection with this EPC Contract until at least ten (10) business days after the above-referenced referral to the

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parties' responsible corporate officers, who shall be identified by each party from time to time, to provide them an opportunity during such period to resolve the Dispute.

         16.2     RESOLUTION BY ARBITRATION

         If the Dispute is not resolved within the above described period for resolution by the responsible corporate officers, then at the request of either party Owner and Contractor shall enter into binding arbitration as set forth herein. Notice of the demand for arbitration shall be delivered to the other party and the Dispute shall be referred to three arbitrators, one each appointed the parties and the third appointed by the parties' appointees by agreement between the parties' appointees or if they are not able to agree within ten (10)
business days of service of notice referring the dispute to arbitration, then by the President of the New Zealand District Law Society on request of either party.

         The parties shall proceed with the arbitration expeditiously and shall conclude all proceedings there under in order that a decision may be rendered within forty (40) days from service of the demand for arbitration.

         Each party shall bear its own expenses in connection with any arbitration, including but not limited to counsel fees, and all joint expenses shall be apportioned in the award of the arbitrators.

         Any arbitration shall be conducted in Wellington, New Zealand in accordance with the provisions of the Arbitration Act 1996 (as amended or substituted from time to time).

         16.3     URGENT RELIEF

         Nothing in this ARTICLE 16 shall preclude either party from bringing court proceedings seeking urgent interlocutory relief.

         16.4     CONDITIONS PRECEDENT

         Each step in the Dispute resolution process in this ARTICLE 16 shall be a condition precedent to proceeding to the next step. In particular, a party may not commence arbitration in respect of a Dispute unless that Dispute has first been negotiated, mediated

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and discussed by the parties' responsible corporate officer in accordance with
SECTION 16.1 (Resolution by Parties). The parties may, however, agree otherwise in relation to any particular Dispute.

         16.5     CONTINUED PERFORMANCE

         The parties shall continue to perform their obligations under this EPC
Contract pending the final settlement or determination of any dispute.

ARTICLE 17 - INDEMNIFICATION

         17.1     CONTRACTOR'S INDEMNITY

         Contractor shall defend, indemnify and hold harmless Owner and its directors, officers, agents, employees, shareholders and affiliates from any and all third party claims, suits, actions and proceedings and all costs, expenses and other liabilities (including reasonable attorney fees) related thereto arising out of any actual or alleged injury or death of persons or damage to property arising out of (i) the negligence, willful misconduct or default of
Contractor, its Subcontractors or their employees (except only to the extent that the same have been caused by the negligence or default of Owner or its employees) or (ii) the violation of any Law, Consents or Standards by
Contractor, its Subcontractors or their employees.

         17.2     OWNER'S INDEMNITY

         Owner shall defend, indemnify and hold harmless Contractor and its
Subcontractors and their respective joint venture partners, directors, officers, agents, employees, shareholders and affiliates from any and all third party claims, suits, actions and proceedings and all costs, expenses and other liabilities (including reasonable attorney fees) related thereto arising out of
(i) any actual or alleged injury or death of persons or damage to property arising out of the negligence, willful misconduct or default of Owner (except only to the extent that the same have been caused by the negligence or default of Contractor, its Subcontractors or their employees); (ii) the violation of any
Law, Consents or Standards by Owner or its employees; or (iii) the use of the
Site or the use or disposal of the Geothermal Fluid as contemplated in this EPC
Contract (except only to the extent

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that the same has been caused by the failure of Contractor, its Subcontractors or their employees to comply with the applicable Consents with regard to such disposal).

         17.3     PATENT INDEMNITY

         Contractor shall indemnify Owner from and against all third party claims and proceedings for or on account of infringement of any Intellectual
Property Rights in respect of the Works and from and against all claims, demands, proceedings, damages, costs, charges and expenses whatsoever in respect of or in relating to such rights, except for any use of the Works other than for the original purpose for which it is intended or any infringement which is due to the use of the Works in association or combination with any other plant or item not supplied by Contractor or Supplier.

         17.4     NOTICE AND SETTLEMENT OF CLAIMS

                  17.4.1 A party seeking the benefit of an indemnity shall give the other party prompt notice of any claim giving rise to the indemnity. The indemnifying party may at its own cost conduct negotiations for the settlement of such claim and any litigation that may arise there from. The party claiming the benefit of the indemnity shall not make any admission (other than appropriate admissions in strict liability actions) which might be prejudicial to the indemnifying party unless the indemnifying party fails to take over the conduct of the negotiations or litigation within a reasonable time after having been so requested. The party claiming the benefit of the indemnity shall have the right to have its own counsel, at its expense, participate in the defense and negotiation of the claim or action.

                  17.4.2 The party claiming the benefit of the indemnity shall, at the request of the indemnifying party, provide reasonable assistance for the purpose of contesting any such claim or action, and shall be paid all reasonable costs incurred in doing so.

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ARTICLE 18 - ASSIGNMENT

         18.1     ASSIGNMENT BY OWNER

                  (a) Owner may assign any or all of Owners rights, obligations or interests under this EPC Contract. Owner will nevertheless be responsible to discharge Owner's obligations under this EPC Contract in the event that the assignee fails to do so.

                  (b) Where default of the Supply Contract has occurred or a remedy or obligation been triggered so as to entitle Owner to claim under the
Supply Contract, and Contractor has at Owner's request remedied the default or provided the remedies or performed the obligation in question under this EPC
Contract such that further remedies or performance of such obligation under the
Supply Contract would comprise an unreasonable duplication, Owner unconditionally and irrevocably assign all of its rights and obligations to the additional Supply Contract obligation or remedies in relation to the claim in question to Contractor. Owner further agrees that all its rights and obligations with respect therewith shall inure to the benefit of Contractor as if Contractor were a party to the Supply Contract, and that this assignment shall inure to the benefit of and shall be binding upon the parties' respective successors and assigns.

         18.2     NO ASSIGNMENT BY CONTRACTOR

                  (a) Contractor may assign all of its right, title and interest in and to or arising out of or in connection with this EPC Contract as security for the benefit of its lender(s) or to a related company (as defined in clause
(b) below) for which ORMAT Industries Ltd. is the ultimate parent provided that such related company signs a document assuming and agreeing to perform all of
Contractor's obligations under this EPC Contract. No such assignment shall relieve Contractor of any obligation hereunder.

                  (b) Contractor shall not assign any of Contractor's rights, interests or obligations under this EPC Contract. For the purposes of this
SECTION 18.2, assignment shall include the transfer of shares in any related company (within the meaning of section 2(3) of the Companies Act 1993) of the
Contractor that directly or indirectly results in a change of control of the
Contractor such that ORMAT Industries Ltd. is no longer its ultimate parent.

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         18.3     SUCCESSION

         This EPC Contract shall inure to the benefit of and be binding upon the successor and permitted assigns (as provided for by SECTION 18.1 (Assignment by
Owner) or SECTION 18.2 (Assignment by Contractor)) of the parties hereto. Owner shall cause any assignees or transferees of its interest or any portion thereof in this EPC Contract or in the Works, including any lien holder or party holding a security interest with respect thereto, to be bound by the releases and limitations of liability set forth herein.

ARTICLE 19 - SUBCONTRACTORS

         19.1     SUBCONTRACTS

         Contractor may enter into subcontracts for the performance of parts of the Work and shall be solely responsible for the management and satisfactory performance of all its Subcontractors in their performance of the Work.
Contractor shall not subcontract any major components of Work (other than for the purchase of proprietary goods and materials or for the provision of labour on a piecework basis) except to Subcontractors appearing on the Approved Major
Subcontractors List (as described below). Contractor shall be responsible for the acts, defaults and neglects of any Subcontractor, its agents or employees in their performance of the Work as if they were the acts, defaults or neglects of
Contractor, its agents or employees. The issuance of any subcontract shall not relieve Contractor of any of its obligations under this EPC Contract.

         19.2     SUBCONTRACTING

         (a) Contractor shall provide all such information (other than price and other proprietary information) relating to its Subcontractors as Owner may reasonably require.

         (b) No subcontract or purchase order shall bind or purport to bind
Owner.

         19.3     CONTRACTOR'S RESPONSIBILITY

         Contractor shall be responsible for performance by all Subcontractors under their respective subcontracts and for the acts or defaults of its
Subcontractors and its

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Subcontractors' personnel, agents and employees, and any other entity employed by any of them in connection with the Works, as if they were the acts or defaults of Contractor.

         19.4     APPROVED MAJOR SUBCONTRACTOR LIST

         The Approved Major Subcontractors List in SCHEDULE B (Contractor's
Technical Proposal) is preliminary, and may be amended in the following manner.
In the case the need arises to add a Subcontractor to the Approved Major
Subcontractors List, in Contractor's opinion, Contractor shall propose such addition to Owner's Representative in writing identifying the type of Work that could be subcontracted to such Subcontractor and details of the Subcontractor, including relevant experience. Within ten (10) days after receipt of
Contractor's proposal, Owner's Representative shall have the right to advise
Contractor of any such potential Subcontractors to which it reasonably objects, together with the reasons for objection and may propose additional
Subcontractors based on his or her experience concerning such potential
Subcontractor. Contractor shall not add any potential Subcontractor to the list to which Owner's Representative so reasonably objects and shall give due consideration to adding to the list any Subcontractors proposed by the Owner's
Representative. If Owner's Representative fails to respond within such ten (10)
day period, Contractor shall have the right to add said potential Subcontractor to the list.

       19.5       SUBCONTRACT TERMS

         (a) Contractor shall cause each subcontract entered into by Contractor with a value of NZ$500,000 or more to contain terms that entitle Contractor to disclose the subcontract (excluding price and other proprietary information) to
Owner, that acknowledge that the subcontract works are being carried out by the
Subcontractor for the benefit of Owner in terms of the Contracts (Privity) Act
1982 and to agree that upon termination of this EPC Contract for due to
Contractor's default:

                  (i)      Owner may upon the default of Contractor and
                           termination of this EPC Contract pursuant to SECTION
                           21.1.2 (Termination for Cause) take an assignment or
                           novation of the benefit of the subcontract (together
                           with a term that the Subcontractor acknowledges that
                           it by signing the subcontract it has agreed to such
                           novation); and

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                  (ii)     upon assignment or novation under paragraph (i):

                           (1)      Owner shall not become responsible for any
                                    outstanding obligations or liabilities of
                                    Contractor to the Subcontractor under the
                                    subcontract relating to the period prior to
                                    the such assignment or novation, including
                                    payments due to the Subcontractor for work
                                    carried out; and

                           (2)      Owner will be responsible to pay the
                                    Subcontractor only for all action taken by
                                    the Subcontractor at the written instruction
                                    of Owner at the prices in the subcontract.

         (b)      Contractor acknowledges that:

                  (i)      it will, if requested by Owner, disclose the
                           existence of any subcontract with a value of
                           NZ$500,000 to Owner;

                  (ii)     it consents to an assignment or novation to Owner
                           under SECTION 19.5(A)(I);

                  (iii)    upon such assignment or novation Owner may exercise
                           all of the rights of Contractor under or in relation
                           to the subcontract as if it were Contractor;

                  (iv)     upon such assignment or novation Contractor shall not
                           be relieved of, and subject to the agreement of such
                           Subcontractor, Owner shall not become liable for, the
                           obligations or liabilities of Contractor relating to
                           the period prior to such assignment or novation. If
                           Subcontractor's agreement as referred to in this
                           SECTION 19.5(B)(IV) is not forthcoming, Contractor
                           agrees and acknowledges that it shall promptly
                           reimburse Owner for any amounts Owner is required to
                           pay to Subcontractor for any obligations or
                           liabilities of Contractor relating to the period
                           prior to such assignment or novation.

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         19.6     PAYMENT OF SUBCONTRACTORS

         (a) Contractor shall pay all sums due to Subcontractors by the due date for payment and nothing in this EPC Contract shall require Contractor to pay any sums to a Subcontractor that are being disputed in good faith by Contractor in accordance with applicable Law.

         (b) Contractor shall, at its option, either provide confirmation from
Subcontractors that such Subcontractors have been paid or other reasonable evidence of payment of Subcontractors if requested by Owner.

         19.7     ASSIGNMENT OF SUBCONTRACTOR WARRANTIES

         Upon Final Acceptance, Contractor shall assign to Owner all warranties or guarantees which Contractor has received from Subcontractors in respect of the Works.

         19.8     COMPLIANCE WITH CONSTRUCTION CONTRACTS ACT 2002 (CCA)

         (a) Contractor shall ensure that compliance with the requirements of
CCA are not breached but if any notice of suspension of any part of the Works is received by Contractor from any Subcontractor Contractor shall immediately notify the Owner's Representative including the amount that Contractor allegedly owes to any Subcontractor who exercises any lawful right to suspend work in accordance with section 72 of the CCA (the subcontractor's debt).

         (b) Owner shall be entitled but not obliged to pay the subcontractor debt when due directly to the Subcontractor in order to avert any lawful suspension of work by that Subcontractor under the CCA. If payments are made by
Owner direct to any Subcontractor under this clause such payment shall be deemed to be in satisfaction of the Owner's obligation to pay Contractor such amounts due under this EPC Contract. The value of payments made direct to any
Subcontractor under this clause shall be deducted from future progress payments made to Contractor.

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         (c) Contractor shall indemnify Owner against any cost, losses, liabilities or damages suffered by Owner which may arise out of or in consequence of any lawful suspension of all or any part of the Works by any
Subcontractor under the CCA.

ARTICLE 19A - PERSONNEL

         19A.1    CONTRACTOR'S RESPONSIBILITY

         Contractor shall be responsible for the acts and defaults of its employees and agents as if they were the acts or defaults of Contractor.

         19A.2    CONTRACTOR'S REPRESENTATIVE

         (a) Contractor shall designate a Contractor's Representative who shall act as a single point of contact with Owner in all matters (including administration of the Supply Agreement) on behalf of Contractor. The
Contractor's Representative shall be available or be represented on the Site during business hours after the commencement of the Works at the Site, and on call after hours, to receive all instructions from Owner and shall be authorised by Contractor to act on its behalf in relation to all matters arising under this
EPC Contract. Owner shall not be obliged to issue instructions to any other person.

         (b) Contractor shall not remove the Contractor's Representative without first consulting with Owner about such removal unless such persons (or any replacements as aforesaid) become incapacitated or no longer in the employment of Contractor. Contractor shall give the Owner notice forthwith on becoming aware of any such event.

         (c) Any replacement Contractor's Representative shall have appropriate qualifications, experience and expertise and shall be subject to Owner's approval (which shall not be unreasonably withheld).

         19A.3    REMOVAL OF PERSONNEL

         (a) Owner shall be entitled, after consultation with Contractor, to require the removal from the carrying out of the Works of any person employed by
Contractor or any Subcontractor whose performance or conduct, in the reasonable opinion of Owner, is unsatisfactory.

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         (b) In the event that any personnel is removed under SECTION 19A.3(A),
Contractor shall at no cost to Owner replace such person with a person with appropriate qualifications, experience and expertise.

       19A.4      LABOUR ISSUES

         Contractor shall immediately notify Owner of any and all events and circumstances giving rise to claims, disputes, grievances, bans, disruptions, work stoppages and other labour issues which affect or have the potential to affect Contractor's workforce, the workforce of any Subcontractor, or the workforce of any other contractors, or which constitutes a project wide concern.

ARTICLE 20 - SUSPENSION

         20.1     RIGHT OF OWNER TO SUSPEND THE WORKS

         Owner's Representative may suspend performance of the Works by
Contractor hereunder, in whole or in part, by written notice of such suspension to Contractor. If Owner elects to suspend Supplier's performance of the Supply
Contract, Owner shall notify Contractor and, unless Contractor otherwise agrees,
Owner shall be deemed to suspend performance of the Works by Contractor hereunder. During such suspension, Contractor shall protect, store and secure the Works or such part of the Works, including any affected Equipment, against any deterioration, loss or damage. Upon receipt of permission, instruction or notice to resume the Works in accordance with this EPC Contract, the parties shall jointly examine the Equipment and the Works affected by the suspension and determine an orderly, reasonable and safe plan for implementing such suspension.
Such suspension shall continue for the period specified in the suspension notice.

         20.2     CONSEQUENCES OF SUSPENSION

         (a) If Contractor suffers delay as a result of complying with Owner's instructions under SECTION 20.1 (Right of Owner to Suspend Work), Contractor
shall be entitled, subject to ARTICLE 5 (Extension of Time), to an extension of time for any such delay.

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         (b) If as a result of complying with Owner's instructions under SECTION
20.1 (Right of Owner to Suspend the Works) Contractor incurs or will incur Cost:

                  (i)      in protecting, storing and securing the Works, or any
                           part of the Works, against any deterioration, loss or
                           damage;

                  (ii)     for personnel, Subcontractors or rented Contractor's
                           Equipment, the payments of which, with Owner's prior
                           written agreement, is continued during the suspension
                           period; and/or

                  (iii)    for demobilisation and re-mobilisation,

Contractor shall be entitled to payment of such Cost plus an allowance of ten percent thereon for overhead and profit.

         (c) Contractor shall not be entitled to an extension of time, payment of any costs (including Cost) or an adjustment of the EPC Contract Price for making good the consequences of Contractor's faulty design, workmanship or materials, or of Contractor's failure to protect, store or secure in accordance with SECTION 19.1 (Right of Owner to Suspend the Works).

         20.3     EXTENDED SUSPENSION

         In the event suspensions by Owner exceed one hundred and twenty (120)
days in the aggregate and provided that such suspensions do not arise as a result of default on the part of Contractor under this EPC Contract or on the part of Supplier under the Supply Contract or an event of Force Majeure (in which case SECTION 22.5 (Extended Force Majeure) shall apply), then Contractor may give notice to the Owner's Representative requesting permission to proceed within twenty-eight (28) days. If permission is not granted within that time,
Contractor may by giving notice to Owner and treat the suspension as an Owner's
Change omitting the affected part of the Works. The provisions of SECTION 8.3
(Requests) relating to reduction of the EPC Contract Price shall not apply to the suspension. If the suspension affects the whole of the Works, Contractor may terminate its obligations under this EPC Contract by so notifying Owner in writing

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and Contractor shall be entitled to be paid as provided in SUBSECTION 21.1.5
(Termination for convenience) or, if applicable, SECTION 22.5 (Extended Force
Majeure).

         20.4     RIGHT OF CONTRACTOR TO SUSPEND

         Contractor may suspend performance of the Work hereunder, in whole or in part, upon 10 days' prior written notice of such suspension where Owner has not paid by the due date any amount invoiced by Contractor unless Owner places any unpaid or disputed amount in an interest bearing escrow account for the benefit of and immediate payment to the party in whose favour the Dispute is ultimately resolved. Any interest carried on any monies held in escrow shall be paid to the party in whose favour the Dispute is resolved. Such suspension shall continue until the money is put into escrow.

ARTICLE 21 - TERMINATION

         21.1     TERMINATION BY OWNER

                  21.1.1            NOTICE TO CORRECT

                  Within 10 days from the issue of a notice of any breach of this EPC Contract from the Owner's Representative, Contractor shall either remedy such breach or provide to Owner a plan acceptable to Owner (acting reasonably) for the remedy of the breach complained of. Such plan shall address both the actions that Contractor is proposing to undertake and the timeframe for such actions, which timeframe shall be that period reasonably necessary and practicable for remedying such breach. Contractor must promptly and diligently commence and continue to effect the remediation measures specified in the agreed upon plan in accordance with the timeframe or particular programme agreed. To avoid doubt, Owner shall be under no obligation under this SUBSECTION 21.1.1 to agree to an extension of the Scheduled Take Over Date.

                  21.1.2            TERMINATION FOR CAUSE

                  Owner shall be entitled to terminate this EPC Contract
immediately by notice to Contractor, if the Supply Contract is terminated other than as a result of default by Owner, or if Contractor:

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                   (a)     fails, within the 10 day period specified in
                           SUBSECTION 21.1.1, to either (i) remedy the breach or
                           (ii) provide the plan for remediation that is
                           acceptable to Owner (acting reasonably) as required
                           under SUBSECTION 21.1.1;

                  (b)      fails to diligently commence and continue to effect
                           the cure of a breach of this EPC Contract in
                           accordance with the agreed upon plan of remediation
                           as described in SUBSECTION 21.1.1 or Owner does not
                           accept the remediation plan provided by Contractor
                           pursuant to SUBSECTION 21.1.1 and in each case does
                           not rectify such failure within 2 days of receipt of
                           notice of such failure from Owner; or

                  (c)      becomes bankrupt or insolvent, goes into liquidation,
                           has a receivership or administration order made
                           against it, compounds with its creditors, or carries
                           on business under a receiver, trustee or manager for
                           the benefit of its creditors, or if any act is done
                           or event occurs which under any Law has a similar
                           effect to any of these acts or events.

                  Each of (a) to (c) of this SUBSECTION 21.1.2 is a "Default".
                  The Owner's election to terminate this EPC Contract under this
                  SUBSECTION 21.1.2 shall not prejudice any other rights or
                  remedies of the Owner, under this EPC Contract or otherwise.

                  21.1.3            CONSEQUENCES OF TERMINATION

                  Upon termination under SECTION 21.1.2 (Termination for cause):

                  (a)      Contractor shall immediately comply with any
                           instructions included in the notice of termination
                           for the protection of life or property or for the
                           safety of the Plant;

                  (b)      Contractor shall then leave the Site and:

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                           (i)      deliver to Owner all Contractor's Equipment
                                    then at the Site (only if Owner elects to
                                    complete the Binary Plant as provided in
                                    clause (c) below, Equipment (including
                                    Equipment off site) and Temporary Works;

                           (ii)     deliver to Owner all documents (in whatever
                                    state of completion) and information created
                                    by or on behalf of Contractor that
                                    Contractor would have been required to
                                    submit or provide to Owner under this EPC
                                    Contract but for the termination and for
                                    avoidance of doubt excluding all documents
                                    which Contractor was not otherwise obligated
                                    to provide under this EPC Contract; and

                           (iii)    comply with any instructions included in the
                                    notice of termination for the novation of
                                    any subcontract with any Subcontractor;

                  (c)      Owner may (but shall not be obliged to) complete the
                           Binary Plant and/or arrange for any other entities to
                           do so. Owner and these entities may use for this
                           purpose any Contractor's Equipment, Plant, Temporary
                           Works, documents and information made by or on behalf
                           of Contractor; and

                  (d)      on completion of the Binary Plant Owner shall give
                           notice that the Contractor's Equipment and Temporary
                           Works will be released to Contractor at or near the
                           Site. Contractor shall promptly arrange their
                           removal, at the risk and cost of Contractor.

                  21.1.4            PAYMENT AFTER TERMINATION

                  After termination under SECTION 21.1.2 (Termination for
cause):

                  (a)      Owner may withhold any further payments to Contractor
                           until any costs of design, execution, completion of
                           the Works and remedying of any defects, losses and
                           general damages arising from

                                      100

                           Contractor's breach (including for delay in
                           completion), and all other costs incurred by Owner,
                           have been established; and

                  (b)      Owner shall be entitled to recover from Contractor
                           Owner's costs and general damages arising from
                           Contractor's breach (including for delay in
                           completion and costs of completing the Works (subject
                           to the limitations of this EPC Contract).

                  21.1.5            TERMINATION FOR CONVENIENCE

                  (a)      In addition to Owner's rights to terminate under
                           SUBSECTION 21.1.2 (Termination for cause), Owner
                           shall be entitled to terminate this EPC Contract at
                           any time, by giving notice of such termination to
                           Contractor. The termination shall take effect on the
                           date on which Contractor receives notice.

                  (b)      Upon termination under SUBSECTION 21.1.5(A):

                           (i)      the provisions of SUBSECTION 21.1.3(A) TO
                                    (D) (Consequences of termination) shall
                                    apply except that Contractor shall be
                                    entitled to remove the Contractor's
                                    Equipment upon leaving the Site;

                           (ii)     the parties shall co-operate to achieve an
                                    equitable wash-up of debits and credits
                                    between them in relation to this EPC
                                    Contract and Contractor shall be entitled to
                                    payment of the following:

                                    (1)     such proportion of the EPC Contract
                                            Price that is equivalent to the
                                            proportion of the Works completed in
                                            accordance with this EPC Contract by
                                            Contractor (including on account of
                                            Milestones achieved by reference to
                                            the Milestone Payment Schedule or if
                                            equitable in the circumstances a
                                            fair and just pro rata payment on
                                            account of Milestones partly
                                            achieved),

                                      101

                                            less any amounts previously paid to
                                            Contractor for such work, any
                                            liquidated damages due under ARTICLE
                                            12 (Remedies) and any other
                                            undisputed amount then due to Owner
                                            from Contractor in connection with
                                            any breaches of this EPC Contract by
                                            Contractor;

                                    (2)     actual cancellation charges due to
                                            Subcontractors as a result of the
                                            termination;

                                    (3)     reasonable costs incurred by
                                            Contractor for its own efforts to
                                            implement termination and
                                            demobilisation (subject to
                                            Contractor using reasonable
                                            endeavours to minimise such costs),
                                            and

                                    (4)     a cancellation fee calculated in
                                            accordance with SCHEDULE I,

                           but shall not be entitled to payment for any other
                           consequential costs of any kind or to payment on
                           account of its overhead or anticipated profit in
                           respect of the unfinished work.

                  (c)      Prior to exercising the right of termination under
                           SUBSECTION 21.1.5(a), Owner shall be entitled to
                           require Contractor to advise of the Subcontractor
                           cancellation charges Contractor would incur in the
                           event of such termination. Contractor shall use its
                           Best Endeavors to provide such information within 7
                           days or as soon thereafter as reasonably practicable.
                           Provided Owner exercises the right of cancellation
                           within 14 days after receipt of such information, the
                           amount due under SUBSECTION 21.1.5(b)(ii)(2) shall
                           not exceed the figure advised by Contractor under
                           this SUBSECTION 21.1.5(c).

                                      102

                  (d)      Owner's election to terminate this EPC Contract under
                           SUBSECTION 21.1.5(A) shall not prejudice any other
                           rights of Owner or Contractor under this EPC Contract
                           or otherwise.

         21.2     TERMINATION BY CONTRACTOR

         In addition to its other rights and remedies under law or otherwise,
Contractor shall be entitled to terminate this EPC Contract on 5 days notice only if one of the following defaults occur and continue for 30 days (20 days in the event of payment default) following a notice by Contractor to cure such default or (except in the case of a default in any payment obligation) if cure cannot be effected within such period, without promptly commencing and diligently pursuing a cure thereof:

                  (a)      Contractor does not receive a payment when such
                           payment was due (except for any amount disputed in
                           good faith by Owner);

                  (b)      an extended suspension affects the whole of the Works
                           as described in SECTION 20.3 (Extended suspension);

                  (c)      Owner becomes bankrupt or insolvent, goes into
                           liquidation, has a receivership or administration
                           order made against it, compounds with its creditors,
                           or carries on business under a receiver, trustee or
                           manager for the benefit of its creditors, or if any
                           act is done or event occurs which under any Law has a
                           similar effect to any of these acts or events.

Each of (a) to (c) of this SUBSECTION 21.2 is a "Default". Contractor's election to terminate this EPC Contract under this SUBSECTION 21.2 shall not prejudice any other rights or remedies of the Contractor, under this EPC Contract or otherwise.

         21.3     PAYMENT ON TERMINATION

         After termination under SECTION 21.2 (Termination by Contractor)
Contractor's remedy shall be an entitlement to payment in accordance with
SECTION 21.1.5

                                      103

(Termination for convenience) and to termination, without draw, of the performance bonds and parent company guaranty furnished by Contractor under this
EPC Contract.

ARTICLE 22 - FORCE MAJEURE

         22.1     FORCE MAJEURE

                  (a) Force Majeure as used in this EPC Contract shall be an exceptional event or circumstance which is beyond the control of Owner,
Contractor or Supplier, such party could not reasonably have provided against before entering into this EPC Contract or the Supply Contract as appropriate, and which having arisen, either Owner or Contractor (for purposes of this
SECTION 22.1, the "affected party") could not reasonably have avoided or overcome and which materially affects the affected party's performance of its obligations under this EPC Contract, and shall include, but not be limited to, the following events:

         war, declared or not, or hostilities, or belligerence, blockade, revolution, insurrection, riot, expropriation, requisition, confiscation, or nationalization, export or import restrictions by any authorities, closing of harbours, docks, canals, or other assistances to or adjuncts of the shipping or navigation of or within any place, rationing or allocation, whether imposed by law, decree or regulation by, or by compliance of industry at the insistence of any governmental authority, or fire, unusual flood, earthquake, hydrothermal eruption, volcanic eruption, storm, lightning, tidal wave, perils of the sea, accidents of navigation or breakdown or injury of vessels, accidents to harbours, docks, canals or other assistance to or adjuncts of the shipping or navigation, epidemic, quarantine, strikes or combination of workmen, lockouts or other labour disturbances (except for strike or other labour disturbances by Contractor's employees), or governmental acts and decrees that in fact delay the Work or increase the cost of the Works but excluding failures of plant and equipment,
         non-availability of labour, goods, materials, equipment or other resources, strikes or other employee disputes, adverse weather not identified above, or lack of financial resources.

                                      104

                  (b) To the extent that the affected party is prevented from or delayed in complying with any of its obligations under this EPC Contract by reason of an event of Force Majeure, such obligation shall be suspended for the duration of the impact of such event upon the affected party. The burden of proving the Force Majeure event shall be on the party claiming Force Majeure.

                  (c) Non-performance of a Subcontractor is a Force Majeure
event, provided the Subcontractor's non-performance is due to an exceptional event or circumstance in terms of paragraph (a) and the Subcontractor uses its best endeavours to continue to perform its obligations under the subcontract, to minimise any delay, to correct or cure the circumstances preventing performance and otherwise to remedy its inability to perform.

         22.2         NOTICE

         If either party's ability to perform its obligations under this EPC
Contract is or is likely to be affected by Force Majeure, such party shall promptly give notice to the other party stating the nature of the circumstances or anticipated circumstances, their effect or anticipated effect upon the performance of such party's obligations, the anticipated duration of the circumstances and any action being taken to avoid or minimise the effect of the circumstances.

         22.3         CONTINUED PERFORMANCE

         The suspension or delay of performance due to Force Majeure shall be of no greater scope and no longer duration than is required. The excused party shall use its Best Endeavours to continue to perform its obligations under this
EPC Contract, to minimise any delay, to correct or cure the circumstance preventing performance and otherwise to remedy its inability to perform.

         22.4         ACCRUED OBLIGATIONS

         No obligations of either party which arose before the occurrence of
Force Majeure shall be excused as a result of such occurrence.

                                      105

         22.5         EXTENDED FORCE MAJEURE

         If circumstances of Force Majeure have occurred and shall continue for a period of 180 days then, notwithstanding that Contractor may by reason thereof have been granted an extension of time for completion of the Work, either party shall be entitled to serve upon the other party 28 days written notice to terminate this EPC Contract. If at the expiry of the period of 28 days the Force
Majeure event shall still continue then this EPC Contract shall terminate and
Contractor shall be entitled to the payments contained in SUBSECTION 21.1.5 except for the cancellation fee.

ARTICLE 23 - CONFIDENTIALITY

         The contents of this EPC Contract and the Supply Contract and any other information that is in or comes into the possession of either party ("the
Transferee"), its employees, Subcontractors or other third parties for which it is responsible relating to the other party is disclosed in confidence and the
Transferee shall restrict its use of such information solely to uses:

                  (a)      required for the purpose of giving effect to
                           performance of this EPC Contract;

                  (b)      required for the purpose of giving effect to or the
                           conditions of any Consent;

                  (c)      required by law or any stock exchange listing rules
                           (provided that prior to disclosure the Transferee
                           must advise the other party and must only disclose
                           such information as the Transferee's legal advisors
                           reasonably believe is necessary to disclose by law);
                           or

                  (d)      in relation to information that is in the public
                           domain (other than as a result of a breach of this
                           ARTICLE 23).

Contractor and Owner shall treat all such information as private and confidential and neither of them shall transfer, copy, list or disclose the same or any particulars thereof without the previous written consent of the other, provided that nothing in this Article

                                      106

shall prevent the publication or disclosure of any such information that has come within the public domain otherwise than by breach of this Article.

ARTICLE 24 - NOTICES

         All notices and other communications required or permitted by this EPC
Contract shall be in writing and shall become effective (a) if by hand delivery, upon receipt thereof, (b) if by official government mail, three (3) days after deposit in the mail, postage prepaid, certified or registered mail, return receipt requested or (c) if by next day delivery service, upon such delivery, at the addresses set forth below or at such other addresses as the party receiving notice shall subsequently designate by written notice to the other party.
Notwithstanding the foregoing, the parties may communicate via email at such email addresses designated by each party in the manner provided above with regard to communications other than notices of breach, default, termination or other similar material matters. Without obviating the obligation to timely provide such notice to both Owner or Contractor addressees set forth below, a notice or communication to Owner or Contractor hereunder shall become effective upon the first date of delivery to or receipt of such notice by either Owner or
Contractor addressee set forth below.

         If to Owner:

                              Contact Energy Limited
                              PO Box 10742
                              Wellington, New Zealand

                              Attention:  Tom Zink

         with a copy to:

         :                    Contact Energy Limited
                              PO Box 2001
                              Taupo, New Zealand

                              Attention: Wayne Christie

                                      107

         If to Contractor:

                              ORMAT Pacific Inc.
                              New Zealand Branch
                              P. O. Box 1717
                              Taupo
                              New Zealand

         with a copy of notices of
         breach or termination to:

                              Robert E. Giles
                              Perkins Coie LLP
                              1201 Third Avenue
                              48th Floor
                              Seattle, WA 98101-3099

ARTICLE 25 - MISCELLANEOUS

         25.1     APPLICABLE LAW

         Throughout the course of performance of this EPC Contract, the parties shall comply with all applicable Laws relating to this EPC Contract and its performance. This EPC Contract shall be interpreted under and governed by the laws of New Zealand.

         25.2     SEVERABILITY

         In the event that any of the provisions or portions, or applications thereof, of this EPC Contract are held to be unenforceable or invalid by any court of competent jurisdiction, Owner and Contractor shall negotiate an equitable adjustment in the provisions of this EPC Contract with a view toward effecting the purpose of this EPC Contract, and the validity and enforceability of the remaining provisions or portions, or applications thereof, shall not be affected thereby.

         25.3     AMENDMENTS AND WAIVERS

         This EPC Contract may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment, or waiver is sought to be enforced.

                                      108

         25.4     COUNTERPARTS

         This EPC Contract may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         25.5     ENTIRE CONTRACT

         This EPC Contract constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes any previous agreements or understandings between the parties.

         25.6     EFFECT OF WAIVERS

         Either party's waiver of any breach or failure to enforce any of the terms, covenants, conditions or other provisions of this EPC Contract at any time shall not in any way affect, limit, modify or waive that party's right thereafter to enforce or compel strict compliance with every term, covenant, condition or other provision hereof, any course of dealing or custom of the trade notwithstanding. The waiver by Supplier or Owner of any breach or failure to enforce any of the terms, covenants, conditions or other provisions of the
Supply Contract at any time shall not in any way affect, limit, modify or waive
Owner's or Contractor's right thereafter to enforce or compel strict compliance with every term, covenant, condition or other provision of this EPC Contract, any course of dealing or custom of the trade notwithstanding.

         25.7     REPRESENTATIONS

         By their execution hereof, the parties warrant that they are authorized to enter into this EPC Contract, that it does not conflict with any agreement, lease, instrument or other obligation to which either is a party or by which either is bound, and that it represents their valid and binding obligation, enforceable in accordance with its terms.

         25.8     HEADINGS

         The headings contained herein are not part of this Contract and are included solely for the convenience of the parties.

                                      109

         25.9     PUBLICITY

         Without limiting ARTICLE 23 (Confidentiality), Contractor shall not release public or media statements or publish material related to this EPC
Contract, the Works or Owner's business activities or interests without Owner's approval, which approval will not be unreasonably withheld or delayed. Owner shall as and when it considers it appropriate to do so give consideration to acknowledging the role of Contractor as the contractor of the Binary Plant and the use of the ORMAT equipment in the Binary Plant in the press releases and other publications issued by Owner about the Binary Plant.

         25.10    COUNTERPARTS; TRANSMITTED COPIES

         This EPC Contract may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. To expedite the process of entering into this EPC Contract, the parties acknowledge that Transmitted Copies of this EPC
Contract will be equivalent to original documents until such time (if any) as original documents are completely executed and delivered. "TRANSMITTED COPIES"
mean copies that are reproduced or transmitted via facsimile or another process of complete and accurate reproduction and transmission.

         25.11    FURTHER ASSURANCES

         Owner and Contractor will use reasonable endeavours to implement the provisions of this EPC Contract, and for such purpose each, at the request and expense of the other, will, without further consideration, promptly execute and deliver or cause to be executed and delivered to the other such, consents, documents or other instruments in addition to those required by this EPC
Contract as the other may reasonably require to implement any provision of this
EPC Contract.

[The rest of this page is intentionally left blank. The next page is the signature page.]

                                      110

         IN WITNESS WHEREOF, the parties have caused this EPC Contract to be executed as of the date first above written.

Contractor:                     ORMAT Pacific Inc., New Zealand branch

                                By: /s/ Connie Stechman
                                   -----------------------------------------

                                Name: Connie Stechman
                                     ---------------------------------------

                                Title: Assistant Secretary
                                      --------------------------------------

Owner:                          Contact Energy Limited

                                By: /s/ Stephen P. Barrett
                                   -----------------------------------------

                                Name: Stephen P. Barrett
                                     ---------------------------------------

                                Title: Managing Director and Chief Executive
                                      --------------------------------------

                                      111